AMENDMENT NO 5.

TO THE

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

AMERICAN REAL ESTATE PARTNERS, L.P.

THIS AMENDMENT NO 5. (the “Amendment No. 5”) to the Amended and Restated Agreement of Limited Partnership of American Real Estate Partners, L.P. (the “Partnership”) dated as of May 12, 1987, as amended (the “Partnership Agreement”) is made and entered into as of September 17, 2007. Capitalized terms used in this Amendment No. 5 that are not otherwise herein defined are used as defined in the Partnership Agreement.

WHEREAS, the Board of Directors of the General Partner met and approved the name change of the Partnership to Icahn Enterprises L.P. on August 8, 2007;

WHEREAS, Section 14.01(a) of the Partnership Agreement provides that the General Partner may, without consent or approval at any time of any Record Holder of Depositary Units, amend any provision of the Partnership Agreement to reflect a change in the name of the Partnership;

WHEREAS, the Partnership Agreement provides that General Partner shall have the right, power and authority, in the management and control of the business and affairs of the Partnership, to do or cause to be done any and all acts deemed by the General Partner to be necessary or appropriate to carry out the purposes and business of the Partnership, as set forth in the Partnership Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendments. (a) Section 2.02 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

“2.02 Name of Partnership. The name under which the Partnership shall conduct its business is Icahn Enterprises L.P. Any references in this Agreement to ‘American Real Estate Partners, L.P.’ shall be deemed to be to ‘Icahn Enterprises L.P.’ The business of the Partnership may be conducted under any other name deemed necessary or desirable by the General Partner, in its sole and absolute discretion, except that such name may not include the surname of any Record Holder unless such surname is also the name or surname of the General Partner. The General Partner promptly shall execute, file, and record any assumed or fictitious name certificates or other statements or certificates as are required by the laws of Delaware or any other state in which the Partnership transacts business. The General Partner, in its sole and absolute discretion, may change the name of the Partnership at any time and from time to time.”

(b) The definition of General Partner in Article I of the Partnership agreement is hereby amended and restated in its entirety to read as follows:

“General Partner: Icahn Enterprises G.P. Inc., a Delaware corporation, or any successor appointed pursuant to Sections 11.03, 12.01 or 12.02 hereof, as the case may be. Any references in this Agreement to ‘American Property Investors, Inc.’ or ‘API’ shall be deemed to be to ‘Icahn Enterprises G.P. Inc.’ or ‘IEGP’, as appropriate.”

2.  Agreement.  Except as amended pursuant to this Amendment No. 5, the Partnership Agreement is ratified, adopted, approved and confirmed in all respects and remains in full force and effect.

3. Governing Law. Notwithstanding the place where this Amendment No. 5 may be executed, all of the terms and provisions hereof shall be construed and governed by the substantive laws of the State of Delaware, without regard to the principles of conflict of laws.

4. This Amendment No. 5 shall become effective as of the date hereof upon its execution by the General Partner.

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

GENERAL PARTNER

Icahn Enterprises G.P. Inc.

By:	/s/ Andrew R. Skobe
Name:	Andrew R. Skobe
Title:	Interim Chief Financial Officer

7200/12474-001 Current/10074622v5	Amendment No. 5 to Amended and Restated
Agreement of Limited Partnership of
American Real Estate Partners, L.P

AMENDMENT NO 6.

TO THE

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

ICAHN ENTERPRISES L.P.

THIS AMENDMENT NO 6. (the “Amendment No. 6”) to the Amended and Restated Agreement of Limited Partnership of Icahn Enterprises L.P. (the “Partnership”) dated as of May 12, 1987, as amended (the “Partnership Agreement”) is made and entered into as of December 17, 2007. Capitalized terms used in this Amendment No. 6 that are not otherwise herein defined are used as defined in the Partnership Agreement.

WHEREAS, on August 8, 2006, the Securities and Exchange Commission approved amendments to Rule 501.00 DRS Participation of the New York Stock Exchange (“NYSE”) Listed Company Manual, which requires securities listed on the NYSE to be eligible for a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act;

WHEREAS, Section 14.01(f)(iv) of the Partnership Agreement provides that the General Partner may, without consent or approval at any time of any Record Holder of Depositary Units, amend any provision of the Partnership Agreement to reflect a change that is necessary or desirable to facilitate the trading of the Depositary Units or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Depositary Units are listed for trading, compliance with any of which the General Partner deems to be in the interests of the Partnership, the Limited Partners, Record Holders of Depositary Units, Non-Consenting Investors or Subsequent Transferees; and

WHEREAS, the Partnership Agreement provides that General Partner shall have the right, power and authority, in the management and control of the business and affairs of the Partnership, to do or cause to be done any and all acts deemed by the General Partner to be necessary or appropriate to carry out the purposes and business of the Partnership, as set forth in the Partnership Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment. Section 9.01 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

“9.01. (a) Issuance of Certificates. On the Closing Date, the General Partner shall cause the Partnership to issue one or more Certificates evidencing the aggregate whole number of Units to which the API Investors in API Partnerships that participate in the Exchange are entitled to be issued pursuant to the Exchange and shall deposit such Certificate(s) with the Depositary and cause the Depositary to issue Depositary Units as specified in the Merger Agreements. Such Certificates shall be substantially in the form attached hereto as Exhibit A. Upon the issuance of Units to Additional Limited Partners pursuant to Section 4.05, the General Partner shall cause the Partnership to issue one or more Certificates representing in the aggregate the whole number of Units to be so issued to each such Additional Limited Partner. Upon the transfer of a Unit in accordance with Article X, the General Partner shall cause the Partnership to issue replacement Certificates, according to such procedures as the General Partner shall establish. The Certificates issued pursuant to this Section 9.01 shall, upon issuance, be deposited with the Depositary pursuant to the Depositary Agreement, and the Depositary will issue Depositary Receipts for the Depositary Units represented thereby.

(b) Book-Entry System for Ownership of Depositary Units and Preferred Units. The General Partner is authorized to cause the Partnership to issue Depositary Units and Preferred Units in the form of uncertificated Units. Such uncertificated Depositary Units and Preferred Units shall be credited to a book entry account maintained by the General Partner of the Partnership (or its designee) on behalf of the holders.

(c) Direct Registration Program. On and after January 1, 2008, the Depositary Units and Preferred Units shall be eligible for a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act. The General Partner is authorized to take such action as may be required to establish such direct registration program, which program will be established at the General Partner’s discretion”

2.  Agreement.  Except as amended pursuant to this Amendment No. 6, the Partnership Agreement is ratified, adopted, approved and confirmed in all respects and remains in full force and effect.

3. Governing Law. Notwithstanding the place where this Amendment No. 6 may be executed, all of the terms and provisions hereof shall be construed and governed by the substantive laws of the State of Delaware, without regard to the principles of conflict of laws.

4. This Amendment No. 6 shall become effective as of the date hereof upon its execution by the General Partner.

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

GENERAL PARTNER

Icahn Enterprises G.P. Inc.

By:	/s/ Andrew R. Skobe
Name:	Andrew R. Skobe
Title:	Interim Chief Financial Officer

{00003289.DOC;1}
Amendment No. 6 to Amended and Restated
Agreement of Limited Partnership of
American Real Estate Partners,

AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
AMERICAN REAL ESTATE PARTNERS, L.P.

TABLE OF CONTENTS

Page

Page

Page

LIST OF EXHIBITS

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AMERICAN REAL ESTATE PARTNERS, L.P.

This Amended and Restated Agreement of Limited Partnership (this "Agreement") is entered into as of May 12, 1987, by and among American Property Investors, Inc., a Delaware corporation, as general partner (the "General Partner"), and Julia DeSantis, as the organizational limited partner (the "Organizational Limited Partner"), and all other persons and entities who shall in the future become limited partners of this limited partnership in accordance with the provisions hereof (the "Limited Partners"). (The General Partner and the Limited Partners are sometimes hereinafter referred to individually as a "Partner" and collectively as the "Partners".)

Whereas, the General Partner and the Organizational Limited Partner entered into an Agreement of Limited Partnership, dated as of April 29, 1987 (the "Partnership Agreement"); and

Whereas, the General Partner and the Organizational Limited Partner now desire to amend the Partnership Agreement in certain respects;

Now, Therefore, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

ARTICLE I

Certain Definitions

Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for all purposes of this Agreement, have the meanings herein specified.

Accounting Firm: The firm of Touche Ross & Co. or such other nationally recognized firm of independent public accountants as shall be selected and approved by the General Partner from time to time.

Additional Limited Partner: A Person admitted to the Partnership as a Limited Partner pursuant to Section 11.04 and shown as a Limited Partner on the books and records of both the Partnership and the Depositary.

Adjusted Property: Any property the Carrying Value of which has been adjusted pursuant to Section 4.08(d)(i).

Affiliate: (a) Any Person directly or indirectly owning, controlling or holding power to vote ten percent (10%) or more of the outstanding voting securities of the Person in question; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the Person in question; (c) any Person directly or indirectly controlling, controlled by, or under common control with the Person in question; (d) if the Person in question is a corporation, any executive officer or director of the Person in question or of any corporation directly or indirectly controlling the Person in question; and (e) if the Person in question is a partnership, any general partner owning or controlling ten percent (10%) or more of either the capital or profit interests in such partnership. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Agreed Value: The fair market value of a Contributed Property as of the date of contribution, as determined by the General Partner using such reasonable methods as may be adopted by the General Partner.

Agreement: This Amended and Restated Agreement of Limited Partnership, as it may be amended or supplemented from time to time.

API Certificate: A certificate evidencing limited partner interests in any one of the API Partnerships.

API Investor: A Person who was a general partner of one or more API Partnerships, an Affiliate of one or more such API general partners who performed certain services for one or more of the API Partnerships and a Person who was a limited partner in one or more of the API Partnerships.

API Partnerships: The thirteen American Property Investors limited partnerships, as described in the Registration Statement.

API Property: Any interest in real estate held by any of the API Partnerships.

Audit Committee: The committee comprised of directors of the General Partner not affiliated with the General Partner or its Affiliates, other than as a director of the General Partner, formed to review certain conflicts of interest and certain other

matters and to perform certain other functions pursuant to Section 6.13.

Book-Tax Disparities: The differences between a Partner's Capital Account balance, as maintained pursuant to Section 4.08, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles (such disparities reflecting the differences between the Carrying Value of either Contributed Properties or Adjusted Properties, as adjusted from time to time, and the adjusted basis thereof for federal income tax purposes).

Business Day: Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or the State of New York shall not be regarded as a Business Day.

Capital Account: The capital account established and maintained for the General Partner and each Record Holder pursuant to Section 4.08.

Capital Contribution: Any cash, cash equivalents or Contributed Property contributed to the Partnership by or on behalf of a Contributing Partner pursuant to Article IV.

Capital Transaction: Any (1) incurring of indebtedness secured by Partnership Assets, (2) refinancing of any indebtedness secured by Partnership Assets, (3) sale or exchange, liquidation or other disposition of any Partnership Assets, (4) net condemnation award or casualty loss recovery with respect to any Partnership Assets, (5) elimination of any funded reserve or (6) liquidation or dissolution of the Partnership.

Carrying Value: With respect to (a) Contributed Property, the Agreed Value of such Property reduced (but not below zero) by all deductions for depreciation, amortization, cost recovery and expense in lieu of depreciation debited to the Capital Accounts of a General Partner and the Record Holders pursuant to Section 4.08(a) with respect to such Property as of the time of determination, and (b) any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Value of any property shall be adjusted in accordance with Section 4.08(d), and to reflect changes, additions, or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Partnership Assets, as deemed appropriate by the General Partner.

Cash Flow: Cash Flow shall have the same meaning as "Net Cash Flow" in the Registration Statement.

Certificate: A non-negotiable certificate issued by the Partnership, substantially in the form of Exhibit A to this Agreement, evidencing ownership of one or more Units.

Certificate of Limited Partnership: The certificate of limited partnership filed on behalf of the Partnership with the Secretary of State of the State of Delaware, as the same may be amended and/or restated from time to time.

Closing: The "closing time" as defined in the Merger Agreement.

Closing Date: The date on which the Closing occurs.

Code: The Internal Revenue Code of 1986, in effect from time to time, and applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

Commission: The Securities and Exchange Commission.

Consent Form: The form of consent distributed to API Investors who are limited partners in the API Partnerships soliciting their approval of the Exchange and all transactions contemplated thereby, a form of which is attached as Appendix D to the Proxy Statement/Prospectus included as part of the Registration Statement.

Contributed Property: A Contributing Partner's interest in each property or other consideration, in such form as may be permitted by the Delaware Act, but excluding cash and cash equivalents, contributed to the Partnership by such Contributing Partner (or deemed contributed to the Partnership upon termination thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.08(d)(i), such property shall no longer constitute a Contributed Property for purposes of Section 5.02(b) but shall be deemed an Adjusted Property for such purposes.

Contributing Partner: Each Partner contributing (or deemed to have contributed upon termination of the Partnership pursuant to Section 708 of the Code) a Contributed Property.

Delaware Act: The Delaware Revised Uniform Limited Partnership Act (Del. Code Ann. tit. 6 §§ 17-101 et seq.), as amended to date and as it may be amended from time to time hereafter, and any successor to such Act.

Deposit Account: The account established by the Depositary pursuant to the Depositary Agreement.

Depositary Agreement: The agreement so designated to be entered into by and among the General Partner, in its capacity both as General Partner and as attorney-in-fact of the Record Holders, the Partnership and the Depositary, as it may be amended or supplemented from time to time.

Depositary: The Partnership's depositary, as selected and approved by the General Partner from time to time, in its sole and absolute discretion, or any successor to it as depositary under the Depositary Agreement.

Depositary Receipt: A depositary receipt, issued by the Depositary or agents appointed by the Depositary in accordance with the Depositary Agreement, evidencing ownership of one or more Depositary Units.

Depositary Unit: A Unit on deposit with the Depositary.

Exchange: The acquisition by the Operating Partnership of the API Properties and other assets, subject to the liabilities, of the API Partnerships in connection with which the API Investors will be issued Units and the Partnership will acquire a 99% limited partner interest in the Operating Partnership, as described in the Registration Statement.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the regulations of the Commission promulgated thereunder.

FIRPTA: The Foreign Investment in Real Property Tax Act of 1980, as amended from time to time, and applicable regulations thereunder.

Fiscal Year: The fiscal year of the Partnership for financial accounting purposes, and for federal, state, and local income tax purposes, which shall be the calendar year unless changed by the General Partner in accordance with Section 8.03.

General Partner: American Property Investors, Inc., a Delaware corporation, or any successor appointed pursuant to Sections 11.03, 12.01 or 12.02 hereof, as the case may be.

Limited Partner: A Record Holder or other limited partner admitted to the Partnership pursuant to Section 11.04. "Limited Partners" means all Record Holders and all other limited partners admitted to the Partnership pursuant to Section 11.04.

Liquidating Trustee: The General Partner, unless the dissolution of the Partnership is caused by the withdrawal, bankruptcy, removal or dissolution of the General Partner, in which event the Liquidating Trustee shall be the Person or Persons selected pursuant to Section 13.05.

Lost Certificate Affidavit: The section of the Consent Form (or a similar form providing indemnification) to be executed in favor of the Partnership by an API Investor who has lost or misplaced an API Certificate or whose API Certificate has been mutilated or destroyed.

Majority Interest: Record Holders who are Record Holders with respect to more than fifty percent (50%) of the total number of all outstanding Units.

Merger: The merger of the API Partnerships that approve the Exchange with and into the Operating Partnership, as described in the Registration Statement.

Merger Agreements: Agreements pursuant to which the API Partnerships that approve the Exchange are merged into the Operating Partnership and pursuant to which the API Properties and the other assets, subject to the liabilities, of the API Partnerships are contributed to the Operating Partnership pursuant to Section 4.03 of the OLP Partnership Agreement, a form of which is attached as Appendix B to the Proxy Statement/Prospectus included as part of the Registration Statement.

NASDAQ: The National Association of Securities Dealers Automated Quotations System.

National Securities Exchange: An exchange registered with the Commission under Section 6(a) of the Exchange Act.

New Property: Any direct or indirect interest in real estate acquired by the Partnership or by the Operating Partnership subsequent to the consummation of the Exchange.

Nominee: API Nominee Corp., a Delaware corporation, to whom Depositary Receipts evidencing Depositary Units are issued pursuant to the Exchange to be held for the account of Non-Consenting Investors, as described in the Registration Statement.

Non-Consenting Investor: As used herein, this term shall have the same meaning assigned to it in the Registration Statement. Non-Consenting Investors may only be admitted as Limited Partners as provided in Section 11.01(b) hereof.

OLP Partnership Agreement: The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as it may be amended or supplemented from time to time.

Operating Partnership: American Real Estate Holdings Limited partnership, a Delaware limited partnership.

Organizational Limited Partner: Julia DeSantis.

Partner: The General Partner or a Limited Partner. "Partners" means the General Partner and all Limited Partners.

Partnership: The limited partnership governed by this Agreement and any successor limited partnership thereto continuing the business of the Partnership which is a reformation or reconstitution of the limited partnership governed by this Agreement.

Partnership Assets: All assets and property, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Partnership.

Partnership Interest: As to any Partner, all of the interests of that Partner in the Partnership, including, without limitation, such Partner's (i) right to a distributive share of the profits and losses of the Partnership, (ii) right to a distributive share of Partnership Assets and (iii) right, if the General Partner, to participate in the management of the business and affairs of the Partnership.

Percentage Interest: The Percentage Interest of the General Partner shall be one percent (1%). The Percentage Interest of each Record Holder is equal to the product of (i) ninety-nine percent (99%) multiplied by (ii) the Unit Fraction for such Record Holder.

Person: Any individual, corporation, association, partnership, joint venture, trust, estate, unincorporated organization, association or other entity.

Property Management Agreement: The agreement to be entered into on the Closing Date by and between the Operating Partnership and Resources Property Management Corp., a Delaware corporation, pursuant to which Resources Property Management Corp. will perform certain property management and supervisory services in respect of the New Properties.

Recapture Income: Any gain recognized by the Partnership (but computed without regard to any adjustment required by Sections 734 or 743 of the Code) on the disposition of any Partnership Asset that does not constitute capital gain for federal income tax purposes because such gain represents the recapture of

deductions previously taken with respect to such property or assets.

Record Date: The date established by the General Partner, in its discretion, subject to Section 5.04(b) in the case of the Record Date for a distribution pursuant to Article V, for determining (i) the identity of Record Holders entitled to notice of or to vote at any meeting of Record Holders or entitled to exercise rights in respect of any other lawful action of Record Holders, or (ii) the identity of Partners entitled to receive any report pursuant to Section 8.04 or distribution pursuant to Article V.

Record Holder: As applied to a Depositary Unit, the Limited Partner or Subsequent Transferee in whose name the Depositary Receipt evidencing such Depositary Unit is issued on the books of the Depositary or a Transfer Agent as of the close of business on a particular day; and as applied to a Unit that is not on deposit in the Deposit Account, the Person shown as the owner of such Unit on the records of the Partnership as of the close of business on a particular day.

Registration Statement: The Registration Statement on Form S-4 to be filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Depositary Units pursuant to the Exchange, as the same may be amended from time to time.

Residual Gain or Residual Loss: Any net gain or net loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such net gain or net loss is not allocated pursuant to Section 5.02(b) to eliminate Book-Tax Disparities.

Section 754 Election: The election which may be made by the Partnership pursuant to Section 754 of the Code.

Securities Act: The Securities Act of 1933, as amended, and the regulations of the Commission promulgated thereunder.

Subsequent Transferee: A Person to whom one or more Depositary Units have been transferred, by assignment of a Depositary Receipt or otherwise, in a manner permitted under this Agreement, but who has not been admitted to the Partnership as a Substituted Limited Partner with respect to such Depositary Units. The rights of any such Person in the Partnership with respect to Depositary Units for which such Person has not been admitted to the Partnership as a Substituted Limited Partner shall be limited to the right to freely transfer the Depositary Units held by such Person. Unless and until such Person executes and delivers a

Transfer Application to the Depositary, such Person will not become a Record Holder or a Substituted Limited Partner and will not be entitled to any of the rights to which Limited Partners or Record Holders are entitled under the Delaware Act or this Agreement.

Substituted Limited Partner: A Person who is admitted to the Partnership as a Limited Partner in place of, and with all the rights of, a Limited Partner in accordance with Section 11.02.

Termination Date: December 31, 2085.

Transfer Agent: The Depositary or any bank, trust company or other Person (including the General Partner or any of its Affiliates) appointed by the General Partner from time to time, in its sole and absolute discretion, to act as transfer agent for Depositary Units.

Transfer Application: An application and agreement for transfer of Depositary Units in the form set forth on the back of the Depositary Receipt or in a form substantially to the same effect in a separate instrument (A) upon the execution and submission of which a Non-Consenting Investor (in addition to the submission of his API Certificates or, in lieu thereof, his execution of a Lost Certificate Affidavit) or Subsequent Transferee requests the Depositary to recognize him as a Record Holder and (B) by which such a Non-Consenting Investor or Subsequent Transferee (i) requests admission to the Partnership as a Substituted Limited Partner, (ii) agrees to be bound by the terms and conditions of this Agreement and the Depositary Agreement, (iii) represents that he has the capacity and authority to enter into this Agreement and the Depositary Agreement, (iv) grants a power of attorney to the General Partner and (v) makes the consents and waivers contained herein.

Unit: A Partnership Interest in the Partnership, other than the General Partner's Partnership Interest as a General Partner, acquired or issued pursuant to this Agreement, provided that each Unit at any time outstanding shall represent the same fractional part of the Partnership Interests of all Record Holders as each other Unit (unless any class or series of Units issued pursuant to Section 4.05 shall have designations, preferences or special rights such that a Unit of such class or series shall represent a greater or lesser part of the Partnership Interests of all Record Holders than a Unit of any other class or series of Units, in which event the Partnership Interest represented by a Unit of such class or series shall be determined in accordance with such designations, preferences and special rights as are fixed by the General Partner pursuant to Section 4.05 with respect to such class or series of Units).

Unit Fraction: With respect to any Record Holder, a fraction, the numerator of which is the number of Depositary Units and Units held by such Record Holder as of the date of such determination and the denominator of which is the total number of Depositary Units and Units outstanding as of the date of such determination.

Unit Price: Of a Depositary Unit, as of any date of determination: (i) if the Depositary Units are listed or admitted to trading on one or more National Securities Exchanges, the last reported sale price per Depositary Unit regular way or, in case no such reported sale takes place on any such day, the last reported bid price per Depositary Unit regular way, in either case on the principal National Securities Exchange on which the Depositary Units are listed or admitted to trading, on the date of determination; (ii) if the Depositary Units are not listed or admitted to trading on a National Securities Exchange but are quoted by NASDAQ, the closing bid price per Depositary Unit, on the date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the General Partner for such purpose, if such Bureau is not at the time furnishing quotations; or (iii) if the Depositary Units are not listed or admitted to trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of a Unit as of such date of determination, as determined by the General Partner using any reasonable method of valuation.

Unrealized Gain: The excess, if any, of the fair market value of a Partnership Asset as of the date of determination over the Carrying Value of such Partnership Asset as of the date of determination (prior to any adjustment to be made pursuant to Section 4.08(d) as of such date).

Unrealized Loss: The excess, if any, of the Carrying Value of a Partnership Asset as of the date of determination over the fair market value of such Partnership Asset as of the date of determination (prior to any adjustment to be made pursuant to Section 4.08(d) as of such date).

ARTICLE II

Formation; Name; Place of Business; Term

2.01. Formation of Partnership; Certificate of Limited Partnership. The General Partner and the Organizational Limited Partner heretofore have formed and hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the ad-

ministration and termination of the Partnership shall be governed by the Delaware Act. In accordance with the Delaware Act, the General Partner has filed with the Secretary of State of the State of Delaware the Certificate of Limited Partnership. If the laws of any jurisdiction in which the Partnership transacts business so require, the General Partner also shall file with the appropriate office in that jurisdiction a copy of the Certificate of Limited Partnership and any other documents necessary to establish and maintain the Record Holders' limited liability in such jurisdiction. The Partners further agree and obligate themselves to execute, acknowledge, and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate of Limited Partnership as may be required, either by the Delaware Act, by the laws of a jurisdiction in which the Partnership transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the Partnership as a limited partnership pursuant to the Delaware Act. Subject to Section 8.02(b), the General Partner shall not be required to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto or restatement thereof to any Record Holder.

2.02. Name of Partnership. The name under which the Partnership shall conduct its business is American Real Estate Partners, L.P. The business of the Partnership may be conducted under any other name deemed necessary or desirable by the General Partner, in its sole and absolute discretion, except that such other name may not include the surname of any Record Holder unless such surname is also the name or surname of the General Partner. The General Partner promptly shall execute, file, and record any assumed or fictitious name certificates or other statements or certificates as are required by the laws of Delaware or any other state in which the Partnership transacts business. The General Partner, in its sole and absolute discretion, may change the name of the Partnership at any time and from time to time.

2.03. Place of Business. The principal place of business of the Partnership shall be located at such place or places within the United States as the General Partner shall, in its sole and absolute discretion, determine. The General Partner may, in its sole and absolute discretion, establish and maintain such other offices and additional places of business of the Partnership, either within or without the State of Delaware, as it deems appropriate.

2.04. Registered Office and Registered Agent. The address of the registered office of the Partnership in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service

of process on the Partnership in the State of Delaware at such address shall be The Corporation Trust Company.

2.05. Term. The Partnership commenced on the date upon which the Certificate of Limited Partnership was duly filed with the Secretary of State of the State of Delaware pursuant to Section 2.01 and shall continue until the Termination Date unless dissolved and liquidated before the Termination Date in accordance with the provisions of Article XIII.

ARTICLE III

Purposes; Nature of Business

3.01. Purposes and Business. The purposes of the Partnership shall be (a) to directly or indirectly invest in, acquire, own, hold, manage, operate, sell, exchange and otherwise dispose of interests in real estate (including, without limitation, a limited partner interest in the Operating Partnership) and (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of the foregoing purposes (including, without limitation, any transaction or activity outside the normal scope of the Partnership's business).

ARTICLE IV

Capital

4.01. Capital Contributions of General Partner. From time to time, the General Partner shall make Capital Contributions to the Partnership, which contributions have an Agreed Value reduced by any indebtedness either assumed by the Partnership upon such contribution or to which such contribution is subject when contributed, in an amount necessary to enable it at all times to maintain its aggregate Capital Contributions in an amount proportionally equal to its Percentage Interest in the Partnership.

4.02. Capital Contribution of Organizational Limited Partner. Upon the formation of the Partnership, the Organizational Limited Partner made a Capital Contribution in the amount of Ninety-Nine Dollars ($99) in cash. Concurrently with the Closing, the Capital Contribution of the Organizational Limited Partner shall be returned, without interest, the Organizational Limited Partner shall withdraw from the Partnership, and the Organizational Limited Partner, as such, shall have no further rights, claims or interests as a Partner in and to the Partnership.

4.03. Initial Capital Contributions. On the Closing Date, API Investors in API Partnerships that participate in the Exchange

shall contribute to the Partnership the limited partner interests in the Operating Partnership received by them pursuant to the Merger. Each such API Investor who returns both an executed Consent Form and his API Certificates (or, in lieu thereof, executes the Lost Certificate Affidavit) in connection with the Exchange shall be deemed a Record Holder and shall be issued one (1) Unit for each limited partner interest in the Operating Partnership contributed to the Partnership pursuant to this Section 4.03, as described in the Registration Statement. Units issuable pursuant to the Exchange in respect of limited partner interests in the Operating Partnership owned by Non-Consenting Investors shall be issued to the Nominee to be held for the account of such Non-Consenting Investors subject to the terms of Section 11.01(b) hereof.

4.04. Non-Assessability of Units. Each Unit shall be fully paid and nonassessable, and no Limited Partner, Record Holder, Non-Consenting Investor or Subsequent Transferee shall be required to make any additional Capital Contribution, except as provided in the Delaware Act.

4.05. Additional Issuance of Units; Additional Issuance of Securities.

(a) In order to raise additional capital or to acquire assets, to redeem or retire Partnership debt, to comply with any provision of the OLP Partnership Agreement or for any other Partnership purpose, the General Partner is authorized to cause the Partnership to issue Units or classes thereof in addition to those issued pursuant to Section 4.03 hereof from time to time to Partners or to other Persons and to admit them to the Partnership as Additional Limited Partners pursuant to Section 11.04 hereof, all without the consent or approval of the Record Holders or any percentage thereof. There shall be no limit on the number of Units that may be so issued. The Partnership may assume liabilities in connection with any such issuance. Subject to the provisions of Section 4.05(c) hereof, the General Partner shall have sole and absolute discretion in determining the consideration and terms and conditions with respect to any future issuance of Units. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any such future issuance, including, without limitation, amending this Agreement and complying with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Depositary Units are listed for trading.

(b) Notwithstanding anything in this Agreement to the contrary, Units to be issued by the Partnership shall be issuable

from time to time in one or more classes with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to existing classes of Units, all as shall be fixed by the General Partner in the exercise of its sole and absolute discretion, including, without limitation, (i) the allocation, for federal income and other tax purposes, to such class of Units of items of Partnership income, gain, loss, deduction and credit; (ii) the right of such class of Units to share in Partnership distributions; (iii) the rights of such class of Units upon dissolution and liquidation of the Partnership; (iv) whether such class of Units is redeemable by the Partnership and, if so, the price at, and the terms and conditions on, which such class of Units may be redeemed by the Partnership; (v) whether such class of Units is issued with the privilege of conversion and, if so, the rate at and the terms and conditions upon which such class of Units may be converted into any other class of Units; (vi) the terms and conditions of the issuance of such class of Units, the deposit of such class of Units with the Depositary, the issuance of Depositary Receipts in respect thereof, and all other matters relating to the assignment thereof; and (vii) the rights of such class of Units to vote on matters relating to the Partnership and this Agreement. Upon the issuance of any class of Units, the General Partner (pursuant to the General Partner's powers of attorney from the Record Holders), without the approval at the time of any Record Holder (each Person accepting Units being deemed to approve of such amendment) may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record, if required, an amended Certificate of Limited Partnership and such other documents as may be required in connection therewith, as shall be necessary or desirable to reflect the authorization and issuance of such class of Units and the relative rights and preferences of such class of Units as to the matters set forth in the preceding sentence. The General Partner is also authorized to cause the issuance of any other type of security of the Partnership from time to time to Partners or other Persons on terms and conditions established in the sole and absolute discretion of the General Partner. Such securities may include, without limitation, unsecured and secured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class of Units that may be issued by the Partnership, options, rights or warrants to purchase any such class of Units or any combination of any of the foregoing.

(c) The General Partner or any Affiliate of the General Partner may, but shall not be obligated to, make contributions to the Partnership in exchange for Units, provided that the number of Units issued in exchange for any such contribution shall not exceed the Agreed Value of the contribution reduced by any indebtedness either assumed by the Partnership upon such contribu-

tion or to which such property is subject when contributed, divided by the average closing Unit Price for the twenty (20) trading days immediately preceding such contribution.

4.06. Splits and Combinations.

(a) The General Partner, in its sole and absolute discretion, may (i) make a distribution in Units to all Record Holders or (ii) effect a subdivision or combination of Units, but in each case only on a pro rata basis so that, after such distribution, subdivision or combination, each Record Holder shall, subject to Section 4.06(d), have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination.

(b) Whenever such a distribution, subdivision, or combination is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least twenty (20) days prior to such Record Date to each Record Holder as of the date ten (10) days prior to the date of such notice.

(c) Promptly following any such distribution, subdivision or combination, the General Partner may cause Certificates or Depositary Receipts, as the case may be, to be issued to the Record Holders as of the applicable Record Date representing the new number of Units or Depositary Units held by such Record Holder, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, that in the event any such distribution, subdivision or combination results in a smaller total number of Units outstanding, the General Partner may require, as a condition to the delivery to a Record Holder of such new Certificate or Depositary Receipt, the surrender of any Certificate or Depositary Receipt representing the Units held by such Record Holder immediately prior to such Record Date.

(d) The Partnership shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. In the event any distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 4.05 and this Section 4.06(d), each fractional Unit shall be rounded to the nearest whole Unit.

4.07. No Preemptive Rights. Neither the General Partner nor any Record Holder shall have any preemptive right with respect to (a) additional Capital Contributions, (b) issuance or sale of Units, whether unissued, held in the treasury or hereafter created, (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into

or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued Units or Units held in treasury, (d) issuance of any right of, subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

4.08. Capital Accounts.

(a) A separate Capital Account shall be established and maintained for the General Partner and each Record Holder. The Capital Account of the General Partner and each Record Holder shall be credited with the cash and the Agreed Value of any property, contractual rights or other non-cash consideration (net of liabilities assumed by the Partnership and liabilities to which the contributed property is subject) contributed or deemed contributed to the Partnership by such General Partner or Record Holder, plus all income, gain, or profits of the Partnership computed in accordance with Section 4.08(b) and allocated to such General Partner or Record Holder pursuant to Section 5.01, and shall be debited with the sum of (i) all losses or deductions of the Partnership computed in accordance with Section 4.08(b) and allocated to such General Partner or Record Holder, pursuant to Section 5.01, (ii) such General Partner's or Record Holder's distributive share of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code (including expenditures made in respect of the offering and sale of Units that are not depreciable, deductible or amortizable for federal income tax purposes), and (iii) all cash and the fair market value of any property (net of liabilities assumed by such General Partner or Record Holder and liabilities to which such property is subject) distributed or deemed distributed by the Partnership to such General Partner or Record Holder. Notwithstanding anything to the contrary contained herein, the Capital Account of a General Partner or Record Holder shall be determined in all events solely in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv), as the same may be amended or revised hereafter. Any references in any Section or subsection of this Agreement to the Capital Account of a General Partner or Record Holder shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time.

(b) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:

(i) In accordance with the requirements of Section 704(c) of the Code, any deductions for depreciation, cost recovery, amortization or expense in lieu of depreciation, attributable to a Contributed Property shall be determined as if the adjusted basis of the property on the date it was acquired by the Partnership was equal to the Agreed Value of such Partnership Asset as of such date. Upon an adjustment pursuant to Section 4.08(d)(i) to the Carrying Value of any Partnership Asset subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such Asset shall be determined as if the adjusted basis of such Asset was equal to the Carrying Value of such Asset immediately following such adjustment.

(ii) Any income, gain or loss attributable to the taxable disposition of any Partnership Asset shall be determined by the Partnership as if the adjusted basis of such Partnership Asset as of such date of disposition was equal to the amount of the Carrying Value of such Partnership Asset as of such date;

(iii) The computation of all items of income, gain, loss, and deduction shall be made without regard to the Section 754 Election; and

(iv) For purposes of the application of the provisions of this Section 4.08, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner) of all property owned by the Operating Partnership.

(c) In general, any Substituted Limited Partner shall succeed to the Capital Account relating to the Partnership Interest transferred. However, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership Assets shall be deemed to have been distributed in liquidation of the Partnership to the General Partner and the Record Holders (including the Substituted Limited Partners) and deemed recontributed by such General Partner, the Record Holders and Substituted Limited Partners in reconstitution of the Partnership. The Capital Accounts of the reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.08.

(d) (i) Upon an issuance of additional Units for cash or Contributed Property pursuant to Section 4.05, the Capital Accounts of the General Partner and the Record Holders and the Carrying Values of all Partnership Assets shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized

Loss attributable to each Partnership Asset (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such Partnership Asset, immediately prior to such issuance, and had been allocated to the General Partner and the Record Holders, at such time, pursuant to Section 5.01). In determining such Unrealized Gain or Unrealized Loss, the fair market value of Partnership Assets shall be determined (1) first, by multiplying the number of Units outstanding, as of the date of determination, by the Unit Price of a Unit determined as of such date, (2) second, by dividing the value determined under clause (1) by 99%, and (3) third, by adding to the value determined under clause (2) the amount of any Partnership indebtedness as of the date of determination.

(ii) Immediately prior to an actual distribution of any Partnership Asset, the Capital Accounts of the General Partner and the Record Holders and the Carrying Values of all Partnership Assets shall be adjusted (consistent with the provisions hereof and of Section 704 of the Code) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership Asset (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each Partnership Asset, immediately prior to such distribution, and had been allocated to the General Partner and the Record Holders, at such time, pursuant to Section 5.01). In determining such Unrealized Gain or Unrealized Loss, the fair market value of Partnership Assets shall be determined by the General Partner using such reasonable methods of valuation as it may adopt.

4.09. Negative Capital Accounts.

(a) Except to the extent provided in Section 4.09(b), neither the General Partner nor any Record Holder shall be required to pay to the Partnership or to any other General Partner or Record Holder any deficit or negative balance which may exist from time to time in such General Partner's or Record Holder's Capital Account.

(b) Notwithstanding the foregoing, on the dissolution and termination of the Partnership, if the General Partner shall have a deficit or negative balance in its Capital Account following the payment of the Capital Contribution provided for in Section 4.01 and the allocation of all income and loss from Capital Transactions pursuant to Section 5.02, then the General Partner shall be required to pay the lesser of (i) the amount of such deficit or negative balance or (ii) the excess of one and one-hundredth percent (1.01%) of the Capital Contributions of the Record Holders over the Capital Contribution of the General Partner to the Partnership. After the payment of any remaining debts and liabilities of the Partnership as provided for in

Sections 5.02 and 13.05, any such amount paid to the Partnership shall be distributed to the Partners and Record Holders in accordance with their respective positive Capital Account balances, as provided for in Section 5.03.

4.10. No Interest on Amounts in Capital Accounts. Neither the General Partner nor any Record Holder shall be entitled to receive any interest on its outstanding Capital Account balance.

4.11. Loans by the General Partner and Record Holders. Loans by the General Partner or Record Holders to the Partnership shall not be considered Capital Contributions. If the General Partner or a Record Holder shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such General Partner or Record Holder or entitle such General Partner or Record Holder to any increase in its Percentage Interest (as defined in Article V). The amounts of any such advances shall be a debt of the Partnership to such General Partner or Record Holder and shall be payable or collectible only out of the Partnership Assets in accordance with the terms and conditions upon which such advances are made.

4.12. Liability of Record Holders. Except as provided in the Delaware Act, none of the Record Holders shall be personally liable for any debts, liabilities, contracts or obligations of the Partnership.

ARTICLE V

Allocations of Income and Loss; Distributions

5.01. Capital Account Allocations. For purposes of maintaining the Capital Accounts and determining the rights of the General Partner and the Record Holders among themselves, each item of income, gain, loss and deduction shall be allocated among the General Partner and the Record Holders in the following manner:

(a) Except as otherwise provided in this Section 5.01, all items of income, gain, loss and deduction of the Partnership, computed in accordance with Section 4.08(b), and any income of the Partnership described in Section 705(a)(1)(B) of the Code shall be allocated to the General Partner and the Record Holders in accordance with their respective Percentage Interests.

(b) In the event the General Partner or a Record Holder receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704- 1(b)(2)(ii)(d)(4), (5)

or (6), such General Partner or Record Holder shall be specially allocated items of income and gain in an amount and manner sufficient to eliminate, as quickly as possible, any deficit balance in such General Partner's or Record Holder's Capital Account created by such adjustment, allocation or distribution. This Section 5.01(b) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3).

(c) If the Capital Account of the General Partner or a Record Holder has a deficit balance resulting in whole or in part from allocations of loss or deduction attributable to nonrecourse debt that is secured by Partnership Assets, which deficit balance exceeds such General Partner's or Record Holder's share of Minimum Gain (as defined below), then such General Partner or Record Holder shall first be allocated items of income and gain in the amount and in the proportions needed to eliminate such excess as quickly as possible. For purposes of this Section 5.01(c), "minimum gain" means the excess of the outstanding principal balance of nonrecourse debt that is secured by Partnership Assets over the Partnership's adjusted tax basis of such Assets. This Section 5.01(c) is intended to comply with the requirements of Treasury Regulation Section 1.704-1(b)(4)(iv).

(d) To preserve the uniformity of Units, the General Partner shall have sole discretion in conjunction with Section 5.02(g) to make special allocations of income or deductions. The General Partner may make such allocations only if they would not have a material adverse effect on the Record Holders and if they are consistent with, and supportable under, the principles of Section 704 of the Code.

5.02. Tax Allocations. For federal income tax purposes, each item of income, gain, loss and deduction of the Partnership shall be allocated among the General Partner and the Record Holders in the following manner:

(a) Except as otherwise provided in this Section 5.02, all such items of income, gain, loss and deduction of the Partnership shall be allocated to the General Partner and the Record Holders in accordance with their Percentage Interests.

(b) In the case of a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions attributable thereto shall be allocated for federal income tax purposes among the General Partner and the Record Holders as follows:

(1) In the case of a Contributed Property, such items shall be allocated among the General Partner and the Record Holders in a manner that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution in attempting to eliminate Book-Tax Disparities. Except as otherwise provided in Section 5.02(c) and 5.02(d) below, any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the General Partner and the Record Holders in accordance with their Percentage Interests;

(2) In the case of an Adjusted Property, such items shall (a) first, be allocated among the General Partner and the Record Holders in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.08(d)(i) in attempting to eliminate Book-Tax Disparities, and (b) second, in the event such property was originally a Contributed Property, be allocated among the General Partner and the Record Holders in a manner consistent with the first sentence of paragraph (b) (1) above. Except as otherwise provided in Sections 5.02(c) and 5.02(d) below, any items of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the General Partner and the Record Holders in accordance with the provisions of Section 5.02(a).

(c) If the General Partner or a Record Holder receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6), items of Partnership income and gain shall be specially allocated to such General Partner or Record Holder in an amount and manner consistent with the allocation of income and gain pursuant to Section 5.01(b).

(d) If the General Partner's or a Record Holder's Capital Account has a deficit balance as described in Section 5.01(c), items of income and gain of the Partnership shall be allocated to such General Partner or Record Holder in an amount and manner consistent with the allocation of income and gain pursuant to Section 5.01(c).

(e) To the extent of any Recapture Income resulting from the sale or other taxable disposition of Partnership Assets, the amount of any gain from such disposition allocated to (or recognized by) the General Partner or a Record Holder (or its successor in interest) for federal income tax purposes

pursuant to the above provisions shall be deemed to be Recapture Income to the extent such General Partner or Record Holder has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.

(f) All items of income, gain, loss, deduction and basis allocation recognized by the Partnership for federal income tax purposes and allocated to the General Partner and the Record Holders in accordance with the provisions hereof shall be determined without regard to the Section 754 Election which may be made by the Partnership; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by Sections 734 and 743 of the Code and, where appropriate, to provide only the General Partner and the Record Holders recognizing gain on Partnership distributions covered by Section 734 of the Code with the federal income tax benefits attributable to the increased basis in Partnership Assets resulting from the Section 754 Election.

(g) It is intended that the allocations prescribed in Sections 5.02(b)(1) and (b)(2) constitute allocations for federal income tax purposes that are consistent with Section 704 of the Code and comply with any limitations or restrictions therein, to the extent reasonably possible without causing Units to lack uniform characteristics for federal income tax purposes. If uniformity of the Units cannot be preserved by application of Sections 5.02(b)(1) and (b)(2), then the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation and cost recovery deductions; (ii) make special allocations of income or deduction and (iii) amend the provisions of this Agreement as appropriate (a) to reflect the proposal or promulgation of Treasury Regulations under Section 704(c) of the Code, or (b) otherwise to preserve the uniformity of Units issued or sold from time to time; provided, however, that the General Partner may adopt such conventions, make such allocations or amend this Agreement as provided in this Section 5.02(g) only if the same would not have a material adverse effect on the Limited Partners and if such allocations are consistent with and supportable under the principles of Section 704 of the Code.

(h) For purposes of the interpretation and application of this Article V, the Partnership shall be treated as owning its proportionate share of all properties owned by the Operating Partnership.

5.03. Distributions of Cash Flow and Capital Proceeds.

(a) Cash Flow of the Partnership for each Fiscal Year or portion thereof shall be distributed quarter-annually, or at any other time to the extent deemed appropriate by the General Partner in its sole and absolute discretion, to Record Holders on the Record Date or Record Dates established for such distribution, in the following order of priority:

(i) first, to the payment of any debts and liabilities of the Partnership which shall then be due and payable;

(ii) next, to the establishment of such reserves as the General Partner deems reasonably necessary to provide for any future, contingent or unforeseen liabilities or obligations of the Partnership;

(iii) the balance, if any, to the General Partner and the Record Holders, pro rata, in accordance with their respective Percentage Interests.

(b) If distributed, proceeds of Capital Transactions, other than on liquidation or dissolution of the Partnership, shall be distributed as follows:

(i) first, to discharge (to the extent required by any lender or creditor other than any Partner in its capacity as such) debts and obligations of the Partnership which are then due and payable;

(ii) next, to the establishment of such reserves as the General Partner deems reasonably necessary to provide for any future contingent or unforeseen liabilities or obligations of the Partnership;

(iii) the balance, if any, to the General Partner and the Record Holders in accordance with their respective Percentage Interests.

(c) The General Partner shall convert all non-cash assets of the Partnership to cash before any distribution upon liquidation or dissolution of the Partnership. Distribution of proceeds on liquidation or dissolution of the Partnership, and any other remaining assets of the Partnership to be distributed to the General Partner and the Record Holders in connection with the dissolution and liquidation of the Partnership pursuant to Article XIII, shall be made as follows:

(i) first, to the payment of any debts and liabilities of the Partnership which shall then be due and payable;

(ii) next, to the establishment of such reserves as the General Partner deems reasonably necessary to provide for any future, contingent or unforeseen liabilities or obligations of the Partnership; and

(iii) next, pro rata in accordance with and to the extent of the positive balances in the General Partner's and Record Holders' respective Capital Accounts.

(d) At the General Partner's election, exercisable in its sole discretion, each quarterly distribution made pursuant to Section 5.03(a) hereof may be allocated monthly among the General Partner and the Record Holders of record as of the last day of each month during the quarter in respect of which such quarterly distribution is made; provided, however, that no such allocation shall be made unless the General Partner concludes, in its sole discretion, that such monthly allocation convention does not result in a material adverse effect to the Record Holders, taken as a whole. For all purposes of this Agreement, any Partner's allocable share of the aggregate amount withheld from any distribution hereunder in respect of state income taxes paid or payable by the Partnership on behalf of such Partner shall be treated as having been distributed to such Partner.

5.04. Distributions and Allocations of Income and Loss With Respect to Interests Transferred.

(a) Distributions of Partnership Assets (including cash) in respect of a Unit or Depositary Unit shall be made only to the Person who, according to the books and records of the Partnership and the Depositary, is the Record Holder of such Unit or Depositary Unit in respect of which such distribution is being made on the Record Date for such distribution.

(b) Each item of Partnership income, gain, loss and deduction shall, for federal income tax purposes, be determined on an annual basis (or other basis as required or permitted by Section 706 of the Code), apportioned equally among the constituent calendar months, and allocated to the General Partner and the Record Holders in accordance with their Percentage Interests as of the last day of the month; provided, however, that gain or loss from a Capital Transaction shall (subject to the provisions of Section 5.02(b) hereof) be allocated to the General Partner and the Record Holders as of the last day of the calendar month in which the Capital Transaction giving rise to such gain or loss occurred; provided, further, however, that, if gain from a Capital Transaction is recognized by the Partnership over more than one calendar year, gain recognized by the Partnership in years subsequent to the year in which the Capital Transaction occurred shall be allocated in the same manner as income of the Partnership is allocated

in such year pursuant to the first sentence of this subparagraph (b). The General Partner may revise, alter or otherwise modify such methods of determination and allocation as it deems necessary to the extent permitted by Section 706 of the Code and regulations or rulings promulgated thereunder.

(c) The General Partner shall incur no liability for making allocations and distributions in accordance with the provisions of this Section 5.04, whether or not the General Partner has knowledge or notice of any transfer or purported transfer of ownership of any Unit.

ARTICLE VI

Management

6.01. Management and Control of Partnership. Except as otherwise expressly provided or limited by the provisions of this Agreement (including, without limitation, the provisions of Article VII), the General Partner shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership, and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Partnership as set forth herein. The General Partner shall use reasonable efforts to carry out the purposes of the Partnership and shall devote to the management of the business and affairs of the Partnership such time as the General Partner, in its sole and absolute discretion, shall deem to be reasonably required for the operation thereof. No Limited Partner, Record Holder, Non-Consenting Investor or Subsequent Transferee shall have any authority, right or power to bind the Partnership, or to manage or control, or to participate in the management or control of, the business and affairs of the Partnership in any manner whatsoever.

6.02. Powers of General Partner. Subject to Section 6.08, the General Partner (acting on behalf of and at the expense of the Partnership) shall have the right, power and authority, in the management and control of the business and affairs of the Partnership, to do or cause to be done any and all acts deemed by the General Partner to be necessary or appropriate to carry out the purposes and business of the Partnership. The power and authority of the General Partner pursuant to this Agreement shall be liberally construed to encompass all acts and activities in which a limited partnership may engage under the Delaware Act, subject to the provisions of Section 3.01 hereof. The expression of any power, authority or right of the General Partner in this Agreement shall not limit or exclude any other power, authority or right which is not specifically or expressly set forth in this Agreement or the Delaware Act.

6.03. Purchase or Sale of Units. The General Partner may, on behalf of and for the account of the Partnership, at such times and on such terms as the General Partner, in its sole and absolute discretion, deems to be in the best interests of the Partnership, the Limited Partners, Record Holders, Non-Consenting Investors and Subsequent Transferees, purchase or otherwise acquire Units or Depositary Units and, following any such purchase or acquisition, may sell or otherwise dispose of such Units and Depositary Units. So long as such Units or Depositary Units shall be held by or on behalf of the Partnership, such Units or Depositary Units shall not be considered outstanding for any purpose. In addition to the foregoing, the General Partner and its Affiliates also may purchase or otherwise acquire Units or Depositary Units for their own account and may, subject to the provisions of Sections 10.03 and 10.04, sell or otherwise dispose of such Units or Depositary Units.

6.04. Compensation Plans. In addition to the Unit Option Plan described in the Registration Statement, the General Partner shall have the power and authority to cause the Partnership to pay pensions, and establish and carry out pension, profit- sharing, bonus, purchase, option, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions for the General Partner, employees of the General Partner or the Partnership, and any partner, director or officer of the General Partner, including plans, trusts and provisions which may provide for the ownership, acquisition, holding or disposition of Units or any other securities of the Partnership, and to the full extent permitted by law the General Partner may indemnify and maintain insurance on behalf of any fiduciary of such plans, trusts or provisions, including, without limitation, health insurance, medical and dental reimbursement, life insurance, accident insurance, disability insurance and other plans, trusts or provisions.

6.05. Distributions. The General Partner shall have the power and authority to cause the Partnership, from time to time and to the extent deemed appropriate by the General Partner in its sole and absolute discretion, to distribute cash or Partnership Assets to the General Partner and the Record Holders in accordance with Article V. Nothing in this Agreement or this Section 6.05 shall serve as a limitation on the General Partner's right to retain or use Partnership Assets or the revenues of the Partnership as, in the sole and absolute discretion of the General Partner, may be required to satisfy the anticipated present and future cash needs of the Partnership, whether for operations, expansion, improvements, acquisitions or otherwise.

6.06. Election to Be Governed by Successor Limited Partnership Law. The General Partner may, in its sole and absolute discretion and without any vote or concurrence of the Record Holders,

elect for the Partnership to be governed by any statutes adopted to succeed or replace the Delaware Act on or after the date any part of such successor or replacement statute takes effect and to procure any permits, orders or approvals of any governmental authority in connection with such election.

6.07. Operating Partnership. The General Partner, in its sole and absolute discretion, may cause the Operating Partnership to be dissolved or to be merged into, consolidated or combined with the Partnership without the need for any vote or consent by the Record Holders. Upon any such merger, consolidation or combination, the interests of the Limited Partners and Record Holders in the Partnership and the compensation and reimbursements to the General Partner shall be adjusted and this Agreement shall be amended without the need for any vote of the Record Holders to provide the same relative interests, compensation and reimbursements as they had in the Partnership and Operating Partnership, taken together, prior to such merger, consolidation or combination.

6.08. Restrictions on Authority of General Partner.

(a) Anything in this Agreement to the contrary notwithstanding, the General Partner shall have no authority to cause the Partnership to terminate the Depositary Agreement unless such termination (i) is in connection with the Partnership entering into a similar agreement with another depositary selected by the General Partner, in its sole and absolute discretion, (ii) is as a result of the receipt of an opinion of counsel for the Partnership to the effect that such termination is necessary in order for the Partnership to avoid being treated as an association taxable as a corporation for federal income tax purposes or to avoid being in violation of any applicable federal or state securities laws, or (iii) is in connection with the dissolution of the Partnership pursuant to Article XIII.

(b) Anything in this Agreement to the contrary notwithstanding, the General Partner shall have no authority to cause the Partnership, in its capacity as sole limited partner of the Operating Partnership, to consent to any proposal submitted for the approval of the limited partners of the Operating Partnership unless the Record Holders, pursuant to Section 14.11(b) hereof, vote to approve such proposal in at least the same percentage as is required by the OLP Partnership Agreement for the approval of such proposal by the limited partners of the Operating Partnership.

6.09. Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser, including any purchaser of property from the Partnership

or any other Person dealing with the Partnership, shall be required to look to the application of proceeds hereunder or to verify any representation by the General Partner as to the extent of the interest in the assets of the Partnership that the General Partner is entitled to encumber, sell or otherwise use, and any such lender or purchaser shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. Each Record Holder hereby waives any and all defenses or other remedies that may be available against such lender, purchaser or other Person to contest, negate or disaffirm any action of the General Partner in connection with any sale or financing. In no event shall any Person dealing with the General Partner or the General Partner's representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and/or delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (c) the General Partner or the General Partner's representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

6.10. Title to Partnership Assets. Title to Partnership Assets, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Record Holder individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership or the General Partner, or of one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of the General Partner shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with the terms or provisions of this Agreement. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership Assets is held.

6.11. Other Business Activities of Partners. Any Partner, Record Holder or Affiliate thereof (including, without limitation, the General Partner and any of its Affiliates) may have other business interests or may engage in other business ventures of any nature or description whatsoever, whether presently existing or hereafter created, including, without limitation, the ownership, leasing, management, operation, franchising, syndication and/or development of real estate, and may compete, directly or indirectly, with the business of the Partnership. No Partner, Record Holder or Affiliate thereof shall incur any liability to the Partnership as the result of such Partner's, Record Holder's or Affiliate's pursuit of such other business interests and ventures and competitive activity, and neither the Partnership nor any of the Partners or Record Holders shall have any right to participate in such other business interests or ventures or to receive or share in any income or profits derived therefrom.

6.12. Transactions with General Partner or Affiliates. In addition to transactions specifically contemplated by the terms and provisions of this Agreement, the Partnership is expressly permitted to enter into other transactions with the General Partner or any of its Affiliates, including, without limitation, buying and selling properties from or to the General Partner and any of its Affiliates and borrowing and lending money from or to the General Partner or any of its Affiliates, subject to the limitations contained in this Agreement, the Delaware Act and in the Registration Statement.

6.13. Audit Committee; Resolution of Conflicts of Interest.

(a) On the Closing Date, the General Partner shall form an Audit Committee to be comprised of directors of the General Partner not affiliated with the General Partner or its Affiliates other than as a director of the General Partner. The functions of the Audit Committee shall be: (i) to review the Partnership's financial and accounting policies and procedures; (ii) to review the results of any audits of the books and records of the Partnership made by the Accounting Firm or other outside auditors; (iii) to review the allocation of overhead expenses in connection with the reimbursement of the expenses of the General Partner pursuant to Section 7.01; (iv) to review any resolutions of conflicts of interest made by the General Partner pursuant to Section 6.13(b); and (v) to review certain other determinations of the General Partner made pursuant to this Agreement.

(b) Unless otherwise expressly provided in this Agreement, (i) whenever a conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Operating Partnership, or any Record Holder, on the other hand, or (ii) whenever this Agreement or any other

agreement contemplated herein provides that the General Partner shall act in a manner which is, or provide terms which are, fair and/or reasonable to the Partnership, the Operating Partnership, or any Record Holder, the General Partner shall resolve such conflict of interest, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles, and in the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein.

(c) The Audit Committee shall periodically review any determinations of the General Partner made pursuant to Section 6.13(b).

(d) Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion", with "absolute discretion" or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership, the Operating Partnership or the Record Holders, or (ii) in its "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein.

6.14. Liability of General Partner to Partnership and Limited Partners.

(a) The General Partner and its Affiliates and all partners, shareholders, directors, officers, employees or agents of the General Partner and its Affiliates shall not be liable (for monetary damages or otherwise) to the Partnership, the Limited Partners, the Record Holders, the Non-Consenting Investors or the Subsequent Transferees for errors in judgment or for breach of fiduciary duty as the General Partner of the Partnership or as a partner, shareholder, director, officer, employee or agent of the General Partner of the Partnership or any of its Affiliates, except for liability (i) for any breach of such Person's duty of loyalty to the Partnership, as such duty of loyalty may be set forth in or modified by this Agreement, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law or (iii) for any transaction from which such Person has derived an improper benefit.

(b) The General Partner may exercise any of the powers granted to it by this Agreement and may perform any of the duties imposed upon it hereunder either directly or indirectly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

6.15. Indemnification of General Partner and Affiliates.

(a) The Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the General Partner, its Affiliates, and all officers, directors, employees and agents of the General Partner and its Affiliates (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) the General Partner or an Affiliate thereof or (y) a partner, shareholder, director, officer, employee or agent of the General Partner or an Affiliate thereof or (z) a Person serving at the request of the Partnership in another entity in a similar capacity, which relate to, arise out of or are incidental to the Partnership, its property, business, affairs or the Exchange, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the Indemnitee continues to be a General Partner, an Affiliate, or an officer, director, employee or agent of the General Partner or of an Affiliate thereof at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and (ii) the Indemnitee's conduct did not constitute willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in (i) or (ii) above.

(b) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 6.15 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount unless it

shall be determined that such Person is entitled to be indemnified as authorized in this Section 6.15.

(c) The indemnification provided by this Section 6.15 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the Record Holders, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as a General Partner, an Affiliate or as an officer, director, employee or agent of a General Partner or an Affiliate, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain insurance on behalf of the General Partner and such other Persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Exchange and the activities of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) Except as set forth in the next sentence below, any indemnification hereunder shall be satisfied solely out of the assets of the Partnership. The Record Holders shall not be subject to personal liability by reason of these indemnification provisions.

(f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.15 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(g) The provisions of this Section 6.15 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

6.16. <u>No Management by Record Holders.</u> No Record Holder (other than the General Partner or any agent or employee of the General Partner, in its capacity as such, if such Person shall also be a Record Holder) shall take part in the day-to-day management, operation or control of the business and affairs of the Partnership. The Record Holders shall not have any right, power or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership. The Record Holders shall have no rights other than those specifically provided herein or granted by law where consistent with a valid provision hereof. In the event any laws, rules or regulations

applicable to the Partnership, or to the sale or issuance of the Units in connection with the Exchange, require a Record Holder, or any group or class thereof, to have certain rights, options, privileges or consents not granted by the terms of this Agreement, then such Record Holders shall have and enjoy such rights, options, privileges and consents so long as (but only so long as) the existence thereof does not result in a loss of the limitation on liability enjoyed by the Record Holders and the Partnership (as the sole limited partner of the Operating Partnership) under the Delaware Act or the applicable laws of any other jurisdiction.

6.17 <u>National Securities Exchange Listing.</u> The General Partner shall have full power and authority on behalf of the Partnership to file all documents and instruments and to do all things necessary or advisable to list the Depositary Units for trading on a National Securities Exchange and to comply with any rule, regulation or guideline of any National Securities Exchange on which the Depositary Units are listed for trading.

6.18. <u>Other Matters Concerning General Partner.</u>

(a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any opinion of any such Person as to matters that the General Partner reasonably believes to be within its professional or expert competence (including, without limitation, any opinion of legal counsel to the effect that the Partnership would "more likely than not" prevail with respect to any matter) shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such opinion.

(c) Anything in this Agreement to the contrary notwithstanding, the General Partner represents, covenants, warrants and agrees with the Record Holders and the Partnership as follows:

(i) It shall not permit any Person who makes a non-recourse loan to the Partnership to acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership, other than as a secured creditor; and

fees, insurance brokerage commissions and real estate brokerage commissions.

ARTICLE VIII

Bank Accounts; Books and Records;
Fiscal Year; Reports; Tax Matters

8.01. Bank Accounts. All funds of the Partnership shall be deposited in its name in such checking and savings accounts, time deposits, certificates of deposit or other accounts at such banks or other financial institutions as shall be designated by the General Partner from time to time, and the General Partner shall arrange for the appropriate conduct of any such account or accounts. The General Partner shall not permit funds of the Partnership to be commingled with funds of the General Partner, any Affiliate of the General Partner, or any other Person; provided, however, that nothing herein shall preclude any investment of Partnership funds in a mutual fund or similar entity for which a separate account is maintained on behalf of each participant. The General Partner may use the funds of the Partnership as compensating balances for its benefit, provided that such funds do not directly or indirectly secure, and are not otherwise at risk on account of, any indebtedness or other obligation of the General Partner or any director, officer, partner, employee or Affiliate thereof.

8.02. Books and Records.

(a) The General Partner shall keep, or cause to be kept, accurate, full, and complete books and accounts with respect to the Partnership, showing assets, liabilities, income, operations, transactions and the financial condition of the Partnership. Such books and accounts shall be prepared and maintained on the accrual basis of accounting in accordance with generally accepted accounting principles. The General Partner shall maintain and preserve all Partnership books and records for such period as the General Partner, in its sole and absolute discretion, shall determine necessary or appropriate, subject to any requirements of state or federal law.

(b) Except for information kept confidential by the General Partner pursuant to Section 8.02(c), all books, records, reports and accounts of the Partnership shall be open to inspection by any Record Holder or duly authorized representatives of such Record Holder on reasonable notice at any reasonable time during business hours, for any purpose reasonably related to the Person's interest as a Record Holder, as the case may be, and such Person or its representatives at its expense shall have the further right to make copies or excerpts therefrom. Record Holders may request an

accounting of Partnership affairs whenever circumstances render it just and reasonable, but the cost of furnishing of such information or conducting such accounting shall be at such Person's expense. None of the Record Holders or their representatives shall divulge to any other Person any confidential or proprietary data, information or property or any trade secrets of the Partnership. A copy of the list of names and addresses of all Record Holders shall be furnished to any Partner, Record Holder or their representatives upon request in person or by mail to the General Partner. The Person requesting such list shall pay the cost of copying the list and mailing before the list is delivered.

(c) Anything in this Section 8.02 to the contrary notwithstanding, the General Partner may keep confidential from the Record Holders, and each Record Holder's duly authorized representatives, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreements with third parties to keep confidential.

8.03. Fiscal Year. The Fiscal Year of the Partnership for financial and federal, state, and local income tax purposes initially shall be the calendar year. The General Partner shall have authority to change the beginning and ending dates of the Fiscal Year if the General Partner, in its sole and absolute discretion, subject to approval by the Internal Revenue Service, shall determine such change to be necessary or appropriate to the business of the Partnership, and shall give written notice of any such change to the Record Holders within thirty (30) days after the occurrence thereof.

8.04. Reports.

(a) The General Partner shall use its best efforts to prepare and furnish within ninety (90) days after the close of the calendar year to each Person who was a Record Holder on the last day of any month during the Fiscal Year the information necessary for the preparation of such Person's United States federal income tax return and any United States or state income tax returns or the tax returns of any other jurisdiction required of such Person as a result of the operations of the Partnership. The Record Holders agree to furnish the General Partner with such information as may be necessary or helpful in preparing the tax returns or other filings of the Partnership.

(b) As soon as practicable, but in no event later than one hundred twenty (120) days after the close of each Fiscal Year, the General Partner shall mail or deliver to each Record Holder as of the last day of that Fiscal Year reports containing financial statements of the Partnership for such Fiscal Year, including a balance sheet, statements of operations, changes in Partners' equity and changes in financial position. Such statements are to be prepared in accordance with generally accepted accounting principles and audited and certified by the Accounting Firm.

(c) After the close of each fiscal quarter, except the last fiscal quarter of each Fiscal Year, the General Partner shall mail or otherwise furnish to each Record Holder as of the last day of such fiscal quarter a quarterly report for the fiscal quarter containing such financial and other information as the General Partner deems appropriate.

(d) The General Partner shall provide to the Record Holders such other reports and information concerning the business and affairs of the Partnership (i) as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate, or (ii) to the extent not provided for in this Agreement, as may be specifically required by the Delaware Act or by any other law or any regulation of any regulatory body applicable to the Partnership.

(e) The General Partner shall provide any of the reports or other information referred to in this Section 8.04 to such federal, state or local governments, governmental agencies or other regulatory entities as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate.

8.05. Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner.

8.06. Where Maintained. The books, accounts and records of the Partnership at all times shall be maintained at the Partnership's principal office or, at the option of the General Partner, at the principal place of business of the General Partner.

8.07. Preparation of Tax Returns. The General Partner, at the expense of the Partnership, shall arrange for the preparation and timely filing of all returns of the Partnership showing all income, gains, deductions, and losses necessary for federal and state income tax purposes. The classification, realization and recognition of income, gains, losses and deductions and other items of the Partnership shall be on the accrual method of accounting for federal income tax purposes.

8.08. Tax Elections. Except as otherwise specifically provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available income tax election. The General Partner shall cause the Partnership to make the Section 754 Election in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the interests of the Record Holders; provided, however, that the General Partner shall not seek to revoke any such election unless the General Partner has received an opinion of counsel for the Partnership to the effect that such revocation would not cause (a) the loss of limited liability of the Record Holders under this Agreement or of the Partnership as the sole limited partner of the Operating Partnership and (b) the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

8.09. Tax Controversies. Subject to the provisions hereof, the General Partner is designated as the "tax matters partner" (as defined in Section 6231 of the Code) of the Partnership and is authorized and required to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership, by any federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith. Each Record Holder agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner in connection with the conduct of all such proceedings.

8.10. Taxation as a Partnership. No election shall be made by the Partnership, the General Partner, any Limited Partner, Record Holder, Non-Consenting Investor or Subsequent Transferee to be excluded from the application of any of the provisions of Subchapter K, Chapter I of Subtitle A of the Code or from any similar provisions of any state tax laws.

8.11. Determination of Adjusted Basis in Connection with Section 754 Election. In determining adjustments to the General Partner's or a Record Holder's proportional share of the adjusted basis of Partnership Assets in connection with the Section 754 Election, the General Partner, for purposes of accounting simplicity, shall treat each General Partner or Record Holder who acquires one or more Units or Depositary Units at any time during a calendar month as having acquired all such Units or Depositary Units on the last day of such calendar month at a price equal to the lowest Unit Price of the Units or Depositary Units during such month, irrespective of the date on or price at which such Units or Depositary Units actually were acquired by such General Partner or

Record Holder during such month. The General Partner shall be authorized to alter these accounting conventions to conform with any regulations issued by the Treasury Department or rulings or advice of the Internal Revenue Service, as the General Partner shall determine necessary or appropriate. To the extent the General Partner is required to determine the adjusted basis of any Partnership Assets with respect to which the Code requires that records of such adjusted basis be kept and maintained by the Record Holders, the General Partner may request information regarding such adjusted basis from such Record Holders, in writing, and such Record Holders shall furnish such information to the General Partner within thirty (30) calendar days after such request is mailed by the General Partner.

8.12. FIRPTA and State Income Tax Withholding.

(a) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under Sections 1445 and 1446 of the Code with regard to (i) the sale of "United States real property interests" (as defined in the Code), (ii) the distribution of cash or property to the General Partner or any Record Holder who is a "foreign person" (as defined in Treasury Regulation Section 1.1445-2T(b)(2)(i)(c)) or (iii) the transfer of Units or Depositary Units.

(b) In its sole and absolute discretion and as provided for in Treasury Regulations under Sections 1445 and 1446 of the Code, the General Partner may elect to withhold a portion of any distributions made to the General Partner and any Record Holder who are "foreign persons" or who fail to provide to the Partnership an appropriate certificate in accordance with the applicable provisions of such Treasury Regulations. In addition, the General Partner may elect, in its sole and absolute discretion, to withhold from amounts distributable to the General Partner and any Record Holder portions of such amounts in respect of any state income tax payable in respect of such Partner's allocable share of the Partnership's taxable income.

8.13. Loss of Partnership Status. In the event that the General Partner at any time shall determine that the Partnership does not qualify, or no longer will qualify, as a partnership for federal income tax purposes, then the General Partner shall have the right, but not the obligation, without the consent of the Record Holders, to take any such action as it, in its sole and absolute discretion, determines to be in the interests of the Record Holders in connection therewith or as a result thereof, including, without limitation to cause the Partnership to be

reorganized so as to qualify as a "real estate investment trust" within the meaning of Section 856 of the Code.

8.14. Opinions Regarding Taxation. Notwithstanding any other provision of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership be furnished an opinion of counsel for the Partnership to the effect that the proposed transaction would not result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes, shall not be applicable if the Partnership is at such time treated in all material respects as an association taxable as a corporation for federal income tax purposes.

ARTICLE IX

Issuance and Deposit of Certificates of Partnership Interest

9.01. Issuance of Certificates. On the Closing Date, the General Partner shall cause the Partnership to issue one or more Certificates evidencing the aggregate whole number of Units to which the API Investors in API Partnerships that participate in the Exchange are entitled to be issued pursuant to the Exchange and shall deposit such Certificate(s) with the Depositary and cause the Depositary to issue Depositary Units as specified in the Merger Agreements. Such Certificates shall be substantially in the form attached hereto as Exhibit A. Upon the issuance of Units to Additional Limited Partners pursuant to Section 4.05, the General Partner shall cause the Partnership to issue one or more Certificates representing in the aggregate the whole number of Units to be so issued to each such Additional Limited Partner. Upon the transfer of a Unit in accordance with Article X, the General Partner shall cause the Partnership to issue replacement Certificates, according to such procedures as the General Partner shall establish. The Certificates issued pursuant to this Section 9.01 shall, upon issuance, be deposited with the Depositary pursuant to the Depositary Agreement, and the Depositary will issue Depositary Receipts for the Depositary Units represented thereby.

9.02. Lost, Stolen, Destroyed or Mutilated Certificates or Depositary Receipts. The Partnership shall issue or cause to be issued a new Certificate or Depositary Receipt in place of any Certificate or Depositary Receipt previously issued if the Record Holder of such Certificate or Depositary Receipt:

(a) makes proof, in form and substance satisfactory to the General Partner, of the loss, theft or destruction, and of such Record Holder's ownership, of such previously issued Certificate or Depositary Receipt;

(b) surrenders any mutilated Certificate or Depositary Receipt;

(c) requests the issuance of a new Certificate or Depositary Receipt before the Partnership has notice that such previously issued Certificate or Depositary Receipt has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(d) if requested by the General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the General Partner, with such surety or sureties and with fixed or open penalty, as the General Partner may direct, to indemnify the Partnership and the Depositary against any claim that may be made on account of the alleged loss, theft, destruction or mutilation of such previously issued Certificate or Depositary Receipt; and

(e) satisfies any other reasonable requirements imposed by the General Partner.

When a previously issued Certificate or Depositary Receipt has been lost, stolen, destroyed or mutilated and the Record Holder fails to notify the Partnership within a reasonable time after he has notice of such event, and a transfer of Units represented by the Certificate or Depositary Receipt is registered before such Partnership receives such notification, the Record Holder shall be precluded from making any claim against the Partnership, the Depositary or any Transfer Agent with respect to such transfer or for a new Certificate or Depositary Receipt.

9.03. Record Holder. The Partnership shall be entitled to treat each Record Holder as the beneficial owner of any Units, Depositary Units or other securities of the Partnership, as the case may be, and, accordingly, shall not be required to recognize any equitable or other claim or interest in or with respect to such Units, Depositary Units or other securities of the Partnership on the part of any other Person, regardless of whether it shall have actual or other notice thereof, except as otherwise provided by this Agreement or required by law or any applicable rule, regulation, guideline, or requirement of any National Securities Exchange on which the Units, Depositary Units or other securities of the Partnership are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) is acting as a nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, Depositary Units or other securities of the Partnership, as between the Person and such representative Persons, such representative Persons (a) shall be the Record

Holder with respect to such Units, Depositary Units or other securities of the Partnership, (b) must execute a Transfer Application and (c) shall be bound by the Partnership Agreement and shall have the obligations of a Record Holder hereunder and as provided for herein.

ARTICLE X

Transfer of Interests and Units

10.01. <u>Transfer.</u>

(a) The term "transfer," when used in this Article X with respect to a Partnership Interest or Unit, shall be deemed to refer to a transaction by which the Record Holder of a Unit assigns the Partnership Interest evidenced thereby to another Person as Subsequent Transferee and includes any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or other disposition.

(b) No Partnership Interest or Unit shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article X. Any transfer or purported transfer of any Partnership Interest or Unit not made in accordance with this Article X shall be null and void.

10.02. <u>Transfers of Interest of General Partner.</u>

(a) Prior to the tenth anniversary of the Closing Date, the General Partner is prohibited from transferring its Partnership Interest as a General Partner to any Person other than an Affiliate of the General Partner. If, after the tenth anniversary of the Closing Date, the General Partner desires to sell or transfer all or any portion of the General Partner's Partnership Interest as a General Partner to a Person who is not a General Partner, such transfer shall be permitted if (and only if):

(i) such transfer and the admission of the transferee as a general partner of the Partnership is approved by a Majority Interest, unless the transferee is an Affiliate of the transferring General Partner, in which case no such approval of the Record Holders shall be required unless provided for in the Delaware Act.

(ii) the transferee consents to be bound by this Agreement and has the necessary legal authority to act as a general partner of a partnership; and

(iii) the Partnership receives an opinion of counsel that such transfer and admission (A) would not cause the loss of limited liability of the Record Holders under this Agreement or of the Partnership as the sole limited partner of the Operating Partnership and (B) would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

(b) Neither Section 10.01(a) nor any other provision of this Agreement shall be construed to prevent (and each Partner, by requesting and being granted admission to the Partnership, is deemed to consent to):

(i) the transfer by any corporate General Partner of such corporate General Partner's Partnership Interest as a General Partner upon its merger or consolidation with another Person or the transfer by it of all or substantially all of its assets to another Person, provided such Person (A) has a net worth not less than that of the General Partner, (B) accepts and agrees to be bound by the terms and conditions of this Agreement and (C) furnishes to the Partnership an opinion of counsel to the effect that such merger, consolidation, transfer or assumption (1) would not cause the loss of limited liability of the Record Holders under this Agreement or of the Partnership as the sole limited partner of the Operating Partnership and (2) would not cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation for federal income tax purposes;

(ii) the transfer by the General Partner of all or any part of its interest in items of Partnership income, gains, losses, deduction, credits, distributions or surplus; or

(iii) the General Partner's mortgaging, pledging, hypothecating or granting a security interest in all or any part of its Partnership Interest as a General Partner as collateral for a loan or loans.

10.03. Transfer of Units. Units that are not on deposit in the Deposit Account are not transferable except upon death, by operation of law, by transfer to the General Partner for the account of the Partnership or to the Depositary for deposit in the Deposit Account; provided, however, that the General Partner and its Affiliates may, without restriction, transfer between or among themselves Units that are not on deposit in the Deposit Account.

10.04. Transfer of Depositary Units.

(a) Except as specifically provided in Section 10.03, the Partnership shall not recognize any transfer of Units or interests

therein except by a transfer of Depositary Units. Depositary Units may be transferred only in the manner provided in and subject to the conditions set forth in the Depositary Agreement.

(b) No transfer of Depositary Units shall be recorded or otherwise recognized by the Partnership or the Depositary unless and until the Subsequent Transferee of such Depositary Units shall execute and deliver a Transfer Application to the Depositary. By executing and delivering a Transfer Application to the Depositary, a Subsequent Transferee shall be deemed (i) to have applied to be admitted to the Partnership as a Substituted Limited Partner pursuant to Article XI with respect to the Depositary Units transferred, (ii) to have agreed to comply with and be bound by this Agreement, whether or not such Subsequent Transferee is admitted as a Substituted Limited Partner with respect to the Depositary Units transferred, and to execute any document that the General Partner may reasonably require to be executed in connection with such transfer or with the admission of such Subsequent Transferee as a Substituted Limited Partner pursuant to Article XI with respect to the Depositary Units transferred, (iii) to have granted to the General Partner and authorized officers and attorneys-in-fact of the General Partner the powers of attorney provided for in Article XV of this Agreement and the Depositary Agreement and (iv) to have made the waivers and given the approvals contained in this Agreement and the Depositary Agreement. A transferor of Depositary Units shall have no duty or obligation to ensure the execution and delivery of a Transfer Application by a Subsequent Transferee and shall not be liable to such Subsequent Transferee if such Subsequent Transferee neglects or determines not to execute and deliver a Transfer Application to the Depositary. After executing and delivering a Transfer Application to the Depositary and pending admission as a Substituted Limited Partner pursuant to Article XI with respect to Depositary Units transferred pursuant to this Section 10.04, the Subsequent Transferee of one or more such Depositary Units transferred pursuant to this Section 10.04 shall be a Record Holder in respect of such Depositary Units and shall be entitled to all rights of assignees under the Delaware Act and all rights of Record Holders under this Agreement, whether or not such Subsequent Transferee is a Limited Partner with respect to other Depositary Units or Units.

(c) Each distribution in respect of a Depositary Unit (or a Unit withdrawn from the Deposit Account) shall be paid by the Partnership, directly or through the Depositary or through any other person or agent, only to the Record Holder of such Depositary Unit (or such Unit withdrawn from the Deposit Account) as of the Record Date or Record Dates set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of

any claim of any Person who may have an interest in or with respect to such payment by reason of any assignment or otherwise.

(d) Notwithstanding anything to the contrary herein, the Partnership shall not recognize for any purpose any purported transfer by a Record Holder of all or any part of a Depositary Unit held by such Record Holder until the Partnership shall have received (A) the written advice by the Depositary of the transfer of the Depositary Receipts evidencing such Depositary Units or (B) in the case of Depositary Units held by the same nominee for the transferor and the transferee, the receipt of written notification in accordance with Section 16.02 hereof from the nominee holder of the date of the transfer of such Depositary Units.

(e) Any holder of a Unit or a Depositary Receipt (including a Subsequent Transferee thereof) conclusively shall be deemed, by acceptance of such Unit or Depositary Receipt, to have agreed to comply with and be bound by all terms and conditions of this Agreement, with the same effect as if such holder had executed a Transfer Application, whether or not such holder in fact has executed such a Transfer Application. A request by any broker, dealer, bank, trust company, clearing corporation or nominee holder to register transfer of a Depositary Unit, however signed (including by any stamp, mark or symbol executed or adopted with intent to authenticate the Depositary Receipt), shall be deemed to be an execution of a Transfer Application by and on behalf of the beneficial owner of such Depositary Unit.

ARTICLE XI

Admission of Partners

11.01. Admission of Limited Partners.

(a) On the Closing Date, the General Partner shall admit to the Partnership as Record Holders all those Persons to whom Units are issued in accordance with Section 4.03 hereof. Each such party shall be deemed to execute a counterpart of this Agreement (either individually or by its attorney or agent) by signing the Consent Form and thereby agree to be bound by the terms of this Agreement.

(b) A Non-Consenting Investor shall neither become a Record Holder with respect to Units issued to the Nominee in respect of such Non-Consenting Investor's interests in the API Partnerships nor be admitted to the Partnership as a Substituted Limited Partner in respect of such Units until such Non-Consenting Investor has delivered to the Depositary (i) a duly executed Transfer Application and (ii) to the extent not theretofore delivered pursuant to the Exchange, all API Certificates, or, if such certifi-

cates are lost or misplaced or have been destroyed or mutilated, an executed Lost Certificate Affidavit. Upon compliance with the preceding sentence, the Depositary shall take such actions as may be appropriate to cause such Non-Consenting Investor to become a Record Holder and be admitted as a Substituted Limited Partner with respect to Units held by the Nominee for the account of such Non-Consenting Investor.

11.02. Admission of Substituted Limited Partners.

(a) Upon a transfer of a Depositary Unit in accordance with Article X, the transferor shall, subject to the provisions of Section 10.04(d), have the power to give, and by transfer of a Depositary Unit, shall be deemed to have given, the Subsequent Transferee of such Person's Depositary Unit the right to apply to become a Substituted Limited Partner with respect to the Depositary Unit acquired, subject to the conditions of and in the manner permitted under this Agreement. Subject to the foregoing, each Subsequent Transferee of a Depositary Unit (including any Person, such as a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, acquiring such Depositary Unit for the account of another Person) shall be deemed to have applied to become a Substituted Limited Partner with respect to the Depositary Unit transferred to such Person by executing and delivering a Transfer Application at the time of such transfer as provided in Section 10.04. A Subsequent Transferee of a Depositary Unit who does not execute and deliver a Transfer Application to the Depositary shall not be a Record Holder, shall not be admitted as a Substituted Limited Partner and shall only have the right to transfer or assign the Depositary Units held by him to a purchaser or other transferee. Such a Subsequent Transferee in addition shall not be entitled to receive distributions made by the Partnership pursuant to Article V nor be entitled to vote on Partnership matters or any other rights to which Limited Partners are entitled under the Delaware Act or pursuant to this Agreement. After executing and delivering a Transfer Application to the Depositary and pending admission to the Partnership as a Substituted Limited Partner with respect to the Depositary Units transferred to him pursuant to Section 10.04, a Subsequent Transferee shall be a Record Holder with respect to such Depositary Units and shall be entitled to all rights of assignees under the Delaware Act and all rights of Record Holders under this Agreement.

(b) Under the terms of the Depositary Agreement, the Depositary is obligated to prepare as of the close of business on the last Business Day of each month, a list or other appropriate evidence of all transfers of Depositary Units registered by the Transfer Agent since the last Business Day of the preceding month (hereinafter called the "transfer record") and, as promptly as

practicable after the last Business Day of each month, to submit the transfer record to the General Partner. Within thirty (30) days after receipt of the transfer record by the General Partner, the General Partner shall determine whether or not to admit as a Substituted Limited Partner any one or more of the Subsequent Transferees listed in such transfer record, and shall, if required, amend (or cause to be amended) this Agreement in accordance with Section 14.01 and shall prepare and record (or cause to be prepared and recorded) in such jurisdictions (if any) as shall be necessary, an amendment to the Certificate of Limited Partnership pursuant to Section 2.01, or to any other filing made in such jurisdiction, to reflect the admission as Substituted Limited Partners of those Subsequent Transferees that the General Partner, in its sole and absolute discretion, determines shall be admitted as Substituted Limited Partners.

(c) Anything in this Section 11.02 to the contrary notwithstanding, no Person shall be admitted as a Substituted Limited Partner with respect to a Depositary Unit acquired by transfer without the written consent of the General Partner (whether or not such Record Holder is a Limited Partner with respect to other Units or Depositary Units), which consent may be withheld or granted in the sole and absolute discretion of the General Partner. Each Record Holder consents to the admission of each Substituted Limited Partner pursuant to the terms of this Agreement, and no further consent of the Record Holders, other than that of the General Partner as aforesaid, shall be required to effect such admission.

(d) The admission of a Subsequent Transferee as a Substituted Limited Partner with respect to a Depositary Unit acquired by transfer shall become effective on the date that the General Partner gives its written consent to such admission and the name of such Subsequent Transferee is recorded on the books and records of the Partnership.

(e) Any Record Holder who transfers all of his Depositary Units with respect to which he had been admitted as a Record Holder shall cease to be a Record Holder of the Partnership upon a transfer of such Depositary Units in accordance with Article X and shall have no further rights as a Record Holder in or with respect to the Partnership (whether or not the Subsequent Transferee of such former Record Holder is admitted to the Partnership as a Substituted Limited Partner).

(f) No person shall be entitled to become a Substituted Limited Partner with respect to any Depositary Units except in accordance with this Section 11.02.

11.03. Admission of Successor General Partner. A successor General Partner selected pursuant to Sections 12.01 or 12.02 or the transferee of all or any portion of the Partnership Interest of a General Partner pursuant to Section 10.02 shall be admitted to the Partnership as a General Partner (in the place, in whole or in part, of the transferor or former General Partner), effective as of the date that an amendment of the Certificate of Limited Partnership, adding the name of such successor General Partner and other required information, is filed pursuant to Section 2.01 (which date, in the event the successor General Partner is in the place in whole of the transferor or former General Partner, shall be contemporaneous with the withdrawal of such transferor or former General Partner), and upon receipt by the transferor or former General Partner of all of the following:

(a) the successor General Partner's acceptance of, and agreement to be bound by, all of the terms and provisions of this Agreement, in form and substance satisfactory to the transferor or former General Partner;

(b) evidence of the authority of such successor General Partner to become a General Partner and to be bound by all of the terms and conditions of this Agreement;

(c) the written agreement of the successor General Partner to continue the business of the Partnership in accordance with the terms and provisions of this Agreement; and

(d) such other documents or instruments as may be required in order to effect the admission of the successor General Partner as the General Partner under this Agreement and applicable law.

11.04. Admission of Additional Limited Partners. A Person who makes a Capital Contribution to the Partnership pursuant to Section 4.05 in return for the issuance of Units or other securities of the Partnership shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the General Partner (a) acceptance, in form satisfactory to the General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article XV, and (b) such other documents or instruments as may be required in order to effect his admission as a limited partner, and such admission shall become effective on the date that the General Partner determines, in its sole discretion, that such conditions have been satisfied and when any such admission is shown on the books and records of the Partnership.

ARTICLE XII

Withdrawal or Removal of General Partner

12.01. Withdrawal of General Partner.

(a) The General Partner shall not withdraw as the general partner in the Partnership and transfer its Partnership Interest to any Person other than its Affiliate until after the tenth anniversary of the Closing Date. Thereafter, the General Partner shall not withdraw as the General Partner in the Partnership for the remainder of the term of the Partnership unless (i) the General Partner shall have transferred all of its Partnership Interest as a General Partner in accordance with Section 10.02 or (ii) such withdrawal shall have been approved by a Majority Interest.

(b) After the tenth anniversary of the Closing Date and upon the occurrence of any one of the conditions set forth in Section 12.01(a) above, the General Partner may withdraw from the Partnership effective on at least thirty (30) days' advance written notice to the Record Holders, such withdrawal to take effect on the date specified in such notice. The General Partner shall have no liability to the Partnership or the Record Holders on account of any withdrawal in accordance with the terms of this Section 12.01. If the General Partner shall give a notice of withdrawal pursuant to this Section 12.01, then a Majority Interest may elect a successor General Partner, who shall be admitted as a successor General Partner pursuant to Article XI. If no successor General Partner shall be elected in accordance with this Section 12.01 and there shall be no remaining General Partner, then the Partnership shall be dissolved pursuant to Article XIII.

12.02. Removal of General Partner.

(a) The General Partner may be removed as General Partner, with or without cause, only upon the written consent or affirmative vote of Record Holders owning at least seventy-five percent (75%) of the total number of Units then outstanding held by all Record Holders. Any such action by the Record Holders also must provide for the election of a successor General Partner and shall become effective only upon admission of the successor General Partner pursuant to Article XI.

(b) Written notice of the removal of the General Partner pursuant to this Section 12.02 shall be served upon such General Partner in the manner set forth in Section 16.02. Such notice shall set forth the day upon which such removal is to become effective, which date shall not be less than thirty (30) days after the service of the notice upon the General Partner.

(c) A General Partner removed as a General Partner pursuant to this Section 12.02 shall not have any right to participate in the management or control of the business of the Partnership from and after the effective date of such removal.

(d) A General Partner removed as a General Partner in the Partnership pursuant to this Section 12.02 shall also be removed as a general partner in the Operating Partnership pursuant to Section 10.02 of the OLP Partnership Agreement.

12.03. Amendment of Agreement and Certificate of Limited Partnership. This Agreement and the Certificate of Limited Partnership shall be amended to reflect the withdrawal, removal or succession of a General Partner.

12.04. Interests of Departing General Partner and Successor.

(a) Upon the withdrawal or removal of a General Partner, such departing General Partner shall, at its option exercisable prior to the effective date of its departure, promptly receive from its successor (if any) in exchange for its Partnership Interest as a General Partner, an amount in cash equal to the fair market value of such departing General Partner's Partnership Interest as a General Partner in both the Partnership and the Operating Partnership, as determined as of the effective date of its departure. If the departing General Partner exercises its option to have its Partnership Interest as a General Partner acquired by its successor, such successor must also acquire at such time the interests of the departing General Partner as a general partner in the Operating Partnership, for an amount in cash equal to the fair market value of such interest, as determined as of the effective date of its departure. If the option is exercised, the departing General Partner shall, as of the effective date of its departure, cease to share in allocations and distributions with respect to its Partnership Interest as a General Partner.

(b) Upon the withdrawal or removal of the General Partner pursuant to Section 12.01 or 12.02, respectively, if the business of the Partnership is continued pursuant to Section 13.03 hereof, and if a departing General Partner shall not exercise the option described in Section 12.04(a), such departing General Partner shall become a Record Holder and its interests as a General Partner in both the Partnership and the Operating Partnership shall be converted into the number of Units determined by dividing (i) the fair market value of such departing General Partner's Partnership Interest as a General Partner in both the Partnership and the Operating Partnership, determined as set forth in Section 12.04(c) as of the effective date of its departure, by (ii) the

average closing Unit Price for the twenty (20) trading days immediately preceding the effective date of the departure of such departing General Partner.

(c) For purposes of this Section 12.04, the "fair market value" of such General Partner's Partnership Interest as a General Partner in both the Partnership and the Operating Partnership shall be the amount that would be distributed to such General Partner pursuant to Section 5.03 of both this Agreement and the OLP Partnership Agreement if the Partnership Assets and the assets of the Operating Partnership were sold for cash in an orderly liquidation of the Partnership Assets commencing on the effective date of such General Partner's departure, with such liquidation being effected through arm's-length sales between informed and willing purchasers under no compulsion to buy and informed and willing sellers under no compulsion to sell, with the proceeds from such hypothetical sales to be discounted (at a rate equal to the interest rate on U.S. Treasury obligations with a term of one (1) year issued on the date nearest the effective date of such General Partner's departure) to the effective date of such General Partner's departure to reflect the time period reasonably anticipated to be necessary to consummate such sales, as such "fair market value" is agreed upon by such General Partner and its successor within thirty (30) days after the effective date of such General Partner's departure or, in the absence of such an agreement, as determined by an independent investment banking firm or other independent expert selected by such General Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then such firm shall be designated by the independent investment banking firm or other independent expert selected by each of such General Partner and its successor. In making its determination, such independent investment banking firm or other independent expert shall consider the Unit Price, the value of the Partnership Assets and the assets of the Operating Partnership, the rights and obligations of such General Partner and other factors it may deem relevant.

(d) At any time after the departure of a departing General Partner, upon the request of such departing General Partner, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use its best efforts to cause to become effective, a registration statement under the Securities Act registering the offering and sale of all or a portion of the Units owned by the departing General Partner at the time of its departure, including any Units that were received by the departing General Partner pursuant to this Section 12.04 and pursuant to Section 10.04 of the OLP Partnership Agreement and

included in such request, provided that the Partnership shall be required to file no more than three such registration statements at the request of any one departing General Partner. In connection with any such registration, the Partnership shall promptly prepare and file such documents as may be necessary to register or qualify the Units subject to such registration under the securities laws of such states as the departing General Partner may reasonably request and do any and all other acts and things which may be necessary or advisable to enable the departing General Partner to consummate a public sale of such Units in such states. The first of the three registrations permitted to be effected under this Section 12.04(d) shall be effected at the expense of the Partnership, except for underwriting discounts and commissions, and the second and third such registrations, if any, shall be effected at the expense of the departing General Partner. Any registration statement filed pursuant hereto shall be continued in effect for a period of not more than six months following its effective date. If offered in a firm commitment underwriting, the Partnership may provide indemnification to the underwriters in form and substance reasonably satisfactory to such underwriters and the General Partner.

(e) If a departing General Partner shall not exercise the option provided for in Section 12.04(a), the successor General Partner shall, at the effective date of its admission to the Partnership as a General Partner, contribute to the capital of the Partnership cash in an amount equal to 1/99th of the product of (i) the number of Units outstanding immediately prior to the effective date of such successor General Partner's admission (but after giving effect to the conversion described in Section 12.04(b)) and (ii) the average closing Unit Price for the twenty (20) trading days immediately preceding the effective date of such successor General Partner's admission.. Thereafter, such successor General Partner shall, notwithstanding any other provision of this Agreement, be entitled to one percent (1%) of all Partnership allocations and distributions.

(f) If, at the time of the General Partner's departure, the Partnership is indebted to the General Partner under this Agreement or any other instrument or agreement for funds advanced, properties sold, services rendered or costs and expenses incurred by the General Partner, the Partnership shall, in the case of the General Partner's withdrawal pursuant to Section 12.01, deliver to the General Partner a three-year fully-amortizing promissory note in the original principal amount of the full amount of such indebtedness and bearing interest at an annual rate equal to the Prime Rate announced by Citibank, N.A. from time to time plus one (1) percent, and in the case of the General Partner's removal pursuant to Section 12.02, pay to the General Partner in cash or by check, within sixty (60) days after the effective date of the

General Partner's removal, the full amount of such indebtedness. The successor to the General Partner shall assume all obligations theretofore incurred by the General Partner, as general partner of the Partnership, and the Partnership and such successor shall take all such actions as shall be necessary to terminate any guarantees of the General Partner, and any of its Affiliates, of any obligations of the Partnership. If, for whatever reason, the creditors of the Partnership shall not consent to such termination of any such guarantees, the successor to the General Partner and the Partnership shall be required to indemnify the General Partner for any liabilities and expenses incurred by the departing General Partner on account of such guarantees.

ARTICLE XIII

Dissolution and Liquidation

13.01. No Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or Substituted Limited Partners or by the admission of additional General Partners or successor General Partners in accordance with the terms of this Agreement.

13.02. Events Causing Dissolution. The Partnership shall be dissolved and its affairs wound up upon the occurrence of the earliest to occur of any of the following events:

(a) the expiration of the term of the Partnership, as provided in Section 2.05;

(b) the withdrawal, bankruptcy or dissolution of the General Partner or the occurrence of any other event that results in the General Partner ceasing to be the General Partner (other than by reason of a transfer pursuant to Section 10.02 or withdrawal occurring upon or after, or a removal effective upon or after, selection of a successor pursuant to Sections 12.01 or 12.02, as the case may be);

(c) an election by a Majority Interest, with the approval of the General Partner, to terminate, liquidate and dissolve the Partnership;

(d) the sale or other disposition of all or substantially all of the Partnership Assets, upon the election of the General Partner and the vote of a Majority Interest;

(e) the Partnership's insolvency or bankruptcy; or

(f) the occurrence of any other event that, under the Delaware Act, would cause the dissolution of the Partnership

or that would make it unlawful for the business of the Partnership to be continued.

For purposes of this Section 13.02, bankruptcy of the Partnership or the General Partner shall be deemed to have occurred when (i) such Person commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) a final and nonappealable order for relief is entered against it under the Federal bankruptcy laws as now or hereafter in effect or (iii) it executes and delivers a general assignment for the benefit of its creditors.

13.03. Right to Continue Business of Partnership. Upon an event described in Section 13.02(b), the Partnership thereafter shall be dissolved and liquidated unless, within ninety (90) days after the event described in such Section, an election to reconstitute and continue the business of the Partnership shall be made in writing by a Majority Interest and a successor General Partner is selected by a Majority Interest. If such an election to continue the Partnership is made and a successor General Partner selected, then:

(i) the Partnership shall continue until the Termination Date unless earlier dissolved in accordance with this Article XIII;

(ii) the Partnership Interest of the former General Partner shall be treated thenceforth as the interest of a Record Holder and either (A) purchased by the successor General Partner or (B) converted into Units in the manners provided in Section 12.04 as if the former General Partner were a departing General Partner under Section 12.04; and

(iii) all necessary steps shall be taken to amend this Agreement and the Certificate of Limited Partnership to reflect the reconstitution and continuation of the business of the Partnership.

13.04. Dissolution. Except as otherwise provided in Section 13.03, upon the dissolution of the Partnership, the Certificate of Limited Partnership shall be cancelled in accordance with the provisions of the Delaware Act, and the General Partner (or, if the dissolution is caused by the withdrawal, bankruptcy, dissolution or removal of the General Partner, then the Person designated as Liquidating Trustee in Section 13.05 hereof) promptly shall notify the Record Holders of such dissolution.

13.05. Liquidation. Upon dissolution of the Partnership, unless an election to continue the business of the Partnership is

made pursuant to Section 13.03, the General Partner, or, in the event the dissolution is caused by an event described in Section 13.02(b), a Person or Persons selected by a Majority Interest, shall be the Liquidating Trustee. The Liquidating Trustee shall proceed without any unnecessary delay to sell or otherwise liquidate the Partnership Assets and shall apply and distribute the proceeds of such sale or liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(a) to pay (or to make provision for the payment of) all creditors of the Partnership, other than Partners, in the order of priority provided by law;

(b) to pay, on a pro rata basis, all creditors of the Partnership that are Partners; and

(c) after the payment (or the provision for payment) of all debts, liabilities, and obligations of the Partnership, to the General Partner and the Record Holders in accordance with Section 5.03.

The Liquidating Trustee, if other than the General Partner, shall be entitled to receive such compensation for its services as Liquidating Trustee as may be approved by a Majority Interest. The Liquidating Trustee shall agree not to resign at any time without sixty (60) days prior written notice and, if other than the General Partner, may be removed at any time, with or without cause, by written notice of removal approved by a Majority Interest. Upon dissolution, removal or resignation of the Liquidating Trustee, a successor and substitute Liquidating Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall be selected within ninety (90) days thereafter by a Majority Interest. The right to appoint a successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Trustee will be deemed to refer also to any such successor or substitute Liquidating Trustee appointed in the manner herein provided. Except as expressly provided in this Article XIII, the Liquidating Trustee appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidating Trustee to carry out the duties and functions of the Liquidating Trustee hereunder (including the establishment of

reserves for liabilities that are contingent or uncertain in amount) for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Trustee to complete the winding up and liquidation of the Partnership as provided for herein. In the event that no Person is selected to be the Liquidating Trustee as herein provided within one hundred twenty (120) days following the event of dissolution, or in the event the Record Holders fail to select a successor or substitute Liquidating Trustee within the time periods set forth above, any Partner may make application to a Court of Chancery of the State of Delaware to wind up the affairs of the Partnership and, if deemed appropriate, to appoint a Liquidating Trustee.

13.06. Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.05 in order to minimize any losses otherwise attendant upon such a winding up.

13.07. Termination of Partnership. Except as otherwise provided in this Agreement, the Partnership shall terminate when all of the assets of the Partnership shall have been converted into cash, the net proceeds therefrom, as well as any other liquid assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners as provided for in Section 5.03 and 13.05, and the Certificate of Limited Partnership shall have been cancelled in the manner required by the Delaware Act.

ARTICLE XIV

Amendments; Meetings; Voting; Record Date

14.01. Amendments to be Adopted Solely by General Partner. The General Partner (pursuant to the General Partner's powers of attorney from the Record Holders described in Article XV), without the consent or approval at the time of any Record Holder (each Record Holder, by acquiring a Unit, Depositary Unit or other security of the Partnership and requesting admission to the Partnership, being deemed to consent to any such amendment), may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record all documents required or desirable in connection therewith, to reflect:

(a) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

(b) the admission, substitution, or withdrawal of Partners in accordance with this Agreement;

(c) an election to be bound by any successor statute to the Delaware Act governing limited partnerships pursuant to the power granted in Section 6.06;

(d) a change that is necessary to qualify the Partnership as a limited partnership or a partnership in which the Record Holders have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;

(e) a change that is necessary to reorganize the Partnership so as to qualify as a "real estate investment trust" within the meaning of Section 856 of the Code;

(f) a change that is (i) of an inconsequential nature and does not adversely affect the Record Holders in any material respect; (ii) necessary or desirable to cure any ambiguity, to correct or supplement any provision herein that would be inconsistent with law or any other provision herein or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with law or any provisions of this Agreement; (iii) necessary or desirable to satisfy any federal or state agency or contained in any federal or state statute, (iv) necessary or desirable to facilitate the trading of the Depositary Units or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Depositary Units are or will be listed for trading, compliance with any of which the General Partner deems to be in the interests of the Partnership, the Limited Partners, Record Holders, Non-Consenting Investors or Subsequent Transferees; (v) necessary or desirable in connection with any action permitted to be taken by the General Partner under Section 8.13 hereof; or (vi) required or contemplated by this Agreement;

(g) a change in any provision of this Agreement which requires any action to be taken by or on behalf of the General Partner or the Partnership pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required; or

(h) any other amendments similar to the foregoing.

The authority set forth in Section 14.01(f) shall specifically include the authority to make such amendments to this Agreement and to the Certificate of Limited Partnership as the General

Partner deems necessary or desirable in the event the Delaware Act is amended to eliminate or change any provision now in effect.

14.02. Amendment Procedures. Except as specifically provided in Sections 14.01 and 14.03, all amendments to this Agreement shall be made solely in accordance with the following procedures:

(a) Any amendments of this Agreement must be proposed either:

(i) by the General Partner, by submitting the text of the proposed amendment to all Record Holders in writing; or

(ii) by Record Holders owning at least ten percent (10%) of the total number of Units and Depositary Units then owned by all Record Holders, by submitting their proposed amendment in writing to the General Partner. The General Partner shall, within thirty (30) days after the receipt of any such proposed amendment, or as soon thereafter as is practicable, submit the text of the proposed amendment to all Record Holders. The General Partner may include in such submission its recommendation as to the proposed amendment.

(b) If an amendment is proposed pursuant to this Section 14.02, the General Partner shall seek the written consent of the Record Holders to such amendment or shall call a meeting of the Record Holders to consider and vote on the proposed amendment, unless, in the opinion of counsel for the Partnership, such proposed amendment would be illegal under Delaware law if adopted, in which case the General Partner shall not be required to take any further action with respect thereto. A proposed amendment shall be effective only if approved by the General Partner in writing and by a Majority Interest, unless a greater percentage vote of the Record Holders is required by law or this Agreement. The General Partner shall keep all Record Holders advised of the status of any proposed amendment and shall notify all Record Holders upon final adoption or rejection of any proposed amendment.

14.03. Amendment Restrictions. Notwithstanding the provisions of Sections 14.01 and 14.02, (a) no amendment to this Agreement shall be permitted without a unanimous vote of the Record Holders if such amendment, in the opinion of counsel for the Partnership, (i) would cause the loss of limited liability of the Record Holders under this Agreement or of the Partnership as the sole limited partner of the Operating Partnership, or (ii) would cause the Partnership or the Operating Partnership to be

treated as an association taxable as a corporation for federal income tax purposes and (b) no amendment to this Agreement shall be permitted which would (i) enlarge the obligations of the General Partner or any Record Holder or convert the interest of any Record Holder into the interest of a general partner; (ii) modify the expense reimbursement payable to the General Partner pursuant to Article VII of this Agreement without the consent of the General Partner; (iii) modify the order and method for allocations of income and loss or distributions pursuant to Article V of this Agreement without the consent of the General Partner or the Record Holders adversely affected; or (iv) amend Sections 14.01, 14.02 or 14.03 of this Agreement without the consent of the General Partner and Record Holders who are Record Holders with respect to at least ninety-five percent (95%) of the total number of all outstanding Units held by all Record Holders.

14.04. Meetings. Meetings of the Record Holders may be called by the General Partner or by Record Holders owning at least ten percent (10%) of the total number of Units and Depositary Units then owned by all Record Holders. Any Record Holder calling a meeting shall specify the number of Units and Depositary Units as to which such Record Holder is exercising the right to call a meeting and only those specified Units and Depositary Units shall be counted for the purpose of determining whether the required ten percent (10%) standard of the preceding sentence has been met. Record Holders desiring to call a meeting shall deliver to the General Partner one or more calls in writing stating that the Record Holders signing such writing wish to call a meeting and indicating the specific purposes for which the meeting is to be called. Action at the meeting shall be limited to those specific matters specified in the call of the meeting. Within sixty (60) days after receipt of such a call from Record Holders, or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Record Holders either directly or indirectly though the Depositary. A meeting shall be held at a reasonable time and convenient place determined by the General Partner or the Liquidating Trustee, as the case may be, on a date not more than sixty (60) days after the mailing of notice of the meeting. Record Holders may vote either in person or by proxy at any meeting. Each Record Holder shall have one vote for each Unit or Depositary Unit as to which he has been admitted to the Partnership as a Record Holder. No action shall be taken by the Record Holders without a meeting duly called and held or without written consent in accordance with Section 14.13.

14.05. Notice of Meeting. Notice of a meeting called pursuant to Section 14.04 shall be given either personally in writing or by mail or other means of written communication addressed to each Record Holder at the address of the Record Holder appearing on the books of the Depositary or the Partnership. An affidavit or certificate of mailing of any notice or report in accordance with the provisions of this Article XIV executed by the General Partner, the Depositary, transfer agent, registrar of Depositary Units or mailing organization shall constitute conclusive (but not exclusive) evidence of the giving of notice. If any notice addressed to a Record Holder at the address of such Record Holder appearing on the books of the Partnership or Depositary is returned to the Partnership by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver such notice, the notice and any subsequent notices or reports shall be deemed to have been duly given without further mailing if they are available for the Record Holder at the principal office of the Partnership for a period of one year from the date of the giving of the notice to all other Record Holders.

14.06. Record Date. For purposes of determining the Record Holders entitled to notice of or to vote at a meeting of the Record Holders or to give consents without a meeting as provided in Section 14.13, the General Partner or the Liquidating Trustee, as the case may be, may set a Record Date, which Record Date shall not be less than ten (10) days nor more than sixty (60) days prior to the date of such meeting or consent (unless such requirement conflicts with any rule, regulation, guideline, or requirement of any securities exchange on which the Depositary Units are listed for trading, in which case the rule, regulation, guidelines, or requirement of such securities exchange shall govern).

14.07. Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed if the time and place of such adjourned meeting are announced at the meeting at which such adjournment is taken, unless such adjournment shall be for more than thirty (30) days. At the adjourned meeting, the Partnership may transact any business that would have been permitted to be transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIV.

14.08. Waiver of Notice; Consent to Meeting; Approval of Minutes. The transactions of any meeting of Record Holders, however called and noticed, and wherever held, are as valid as though they had been approved at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Record

Holders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the Partnership records or made a part of the minutes of such meeting. Attendance of a Record Holder at a meeting shall constitute a waiver of notice of the meeting, provided, however, that no such waiver shall occur when such a Record Holder objects, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened; and provided further, that attendance at a meeting is not a waiver of any right to object to the consideration of any matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

14.09. Quorum. Record Holders who are Record Holders with respect to more than fifty percent (50%) of the total number of all outstanding Units and Depositary Units then held by all Record Holders, whether represented in person or by proxy, shall constitute a quorum at a meeting of Record Holders. The Record Holders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment of such meeting, notwithstanding the withdrawal of enough Record Holders to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite number of Record Holders specified in this Agreement. In the absence of a quorum, any meeting of Record Holders may be adjourned from time to time by the affirmative vote of a majority of the Units and Depositary Units represented either in person or by proxy at such meeting, but no such business may be transacted, except as provided in Section 14.04.

14.10. Conduct of Meeting. The General Partner or the Liquidating Trustee, as the case may be, shall be solely responsible for convening, conducting, and adjourning any meeting of Record Holders, including, without limitation, the determination of Persons entitled to vote at such meeting, the existence of a quorum for such meeting, the satisfaction of the requirements of Section 14.04 with respect to such meeting, the conduct of voting at such meeting, the validity and effect of any proxies represented at such meeting, and the determination of any controversies, votes, or challenges arising in connection with or during such meeting or voting. The General Partner or the Liquidating Trustee, as the case may be, shall designate a Person to serve as chairman of any meeting and further shall designate a Person to take the minutes of any meeting, which Person, in either case, may be, without limitation, a Partner or any employee or agent of the General Partner. The General Partner or the Liquidating Trustee, as the case may be, may make all such other regulations, consistent with applicable law and this Agreement, as it may deem

advisable concerning the conduct of any meeting of the Record Holders, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, and the submission and examination of proxies and other evidence of the right to vote.

14.11. Voting Rights. (a) Subject to Section 14.12, the Record Holders shall have the right to vote on all matters specified below and the actions specified therein may be taken by the General Partner only with the affirmative vote or written consent pursuant to Section 14.13 of a Majority Interest (except for (i) removal of the General Partner pursuant to Section 12.02, which requires consent of at least 75% of the Record Holders, and (ii) certain amendments to this Agreement pursuant to Section 14.03, which require either unanimous or the consent of at least 95% of the Record Holders) and with the separate concurrence of the General Partner:

(i) amendment of this Agreement, including an amendment extending the term of the Partnership, except as permitted pursuant to Section 14.12;

(ii) dissolution of the Partnership pursuant to Section 13.02(c) or (d);

(iii) selection of a Liquidating Trustee pursuant to Section 13.05;

(iv) approval or disapproval of any merger, consolidation or combination of the business operations of the Partnership with those of any other Person; provided, however, that no vote or approval shall be required with respect to any such transaction which, in the sole and absolute discretion of the General Partner, (A) is primarily for the purpose of acquiring properties or assets, (B) combines the ongoing business operations of the entities with the Partnership as the surviving entity, or (C) is between the Partnership and the Operating Partnership;

(v) approval or disapproval of a sale or other disposition, except upon dissolution and liquidation pursuant to Article XIII, of all or substantially all of the Partnership Assets in a single sale or in a related series of multiple sales; provided, however, that this provision shall not be interpreted to preclude or limit the mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the Partnership Assets, and shall not apply to any forced sale of any or all of the Partnership Assets pursuant to the foreclosure of, or other realization upon, any such encumbrance;

which require either unanimous or 95% consent of the Record Holders pursuant to Section 14.03.

14.13. Action Without a Meeting. Any action that may be taken at a meeting of the Record Holders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by Record Holders owning not less than the number of Depositary Units or Units that would be necessary to authorize or take such action at a meeting at which all of the Record Holders were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Record Holders who have not consented thereto in writing. The General Partner may specify that any written ballot submitted to Record Holders for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, not less than twenty (20) days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by a Record Holder, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If consent to the taking of any action by the Record Holders is solicited by any person other than by or on behalf of the General Partner, the written consents shall have no force and effect unless and until (i) they are deposited with the Partnership in care of the General Partner, and (ii) consents sufficient to take the action proposed are dated as of a date not more than ninety (90) days prior to the date sufficient consents are deposited with the Partnership.

ARTICLE XV

Power of Attorney

Each Record Holder (including each Non-Consenting Investor who executes and delivers a Transfer Application to the Depositary and each Subsequent Transferee who accepts Depositary Units and executes and delivers a Transfer Application to the Depositary) is deemed to irrevocably constitute, appoint and empower the General Partner (and any successor by merger, transfer, election or otherwise), and each of the General Partner's authorized officers and attorneys-in-fact, with full power of substitution, as the true and lawful agent and attorney-in-fact of such Record Holder, with full power and authority in such Record Holder's name, place and stead and for such Record Holder's use or benefit:

(a) to make, execute, verify, consent to, swear to, acknowledge, make oath as to, publish, deliver, file and/or record in the appropriate public offices, (i) all certificates and other instruments, including, at the option of the General Partner, this Agreement and the Certificate of Limited Partnership and all amendments and restatements thereof, that the General Partner deems appropriate or necessary to

qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Record Holders have limited liability) in the State of Delaware and all jurisdictions in which the Partnership may or may intend to conduct business or own property; (ii) all other certificates, instruments and documents as may be requested by, or may be appropriate under the laws of any state or other jurisdiction in which the Partnership may or may intend to conduct business or own property; (iii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change or modification of this Agreement in accordance with the terms hereof; (iv) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to effectuate or reflect the dissolution, termination and liquidation of the Partnership pursuant to the terms of this Agreement; (v) any and all financing statements, continuation statements, mortgages or other documents necessary to grant to or perfect for secured creditors of the Partnership, including the General Partner and Affiliates, a security interest, mortgage, pledge or lien on all or any of the Partnership Assets; (vi) all instruments or papers required to continue the business of the Partnership pursuant to Article XIII; (vii) all instruments (including this Agreement and the Certificate of Limited Partnership and amendments and restatements thereof) relating to the admission of any Partner pursuant to Article XI; and (viii) all other instruments as the attorneys-in-fact or any one of them may deem necessary or advisable to carry out fully the provisions of this Agreement in accordance with its terms; and

(b) to enter into the Depositary Agreement and deposit all Units of the Record Holders in the Deposit Account established by the Depositary pursuant to the Depositary Agreement. The execution and delivery by any of said attorneys-in-fact of any such agreements, amendments, consents, certificates or other instruments shall be conclusive evidence that such execution and delivery was authorized hereby.

Nothing herein contained shall be construed as authorizing any Person acting as attorney-in-fact pursuant to this Article XV to take action as an attorney-in-fact for any Record Holder to increase in any way the liability of such Record Holder beyond the liability expressly set forth in this Agreement, or to amend this Agreement except in accordance with Article XIV.

The appointment by each Record Holder of the Persons designated in this Article XV as attorneys-in-fact shall be deemed to be a power of attorney coupled with an interest in recognition of the fact that each of the Record Holders under this Agreement will

be relying upon the power of such Persons to act pursuant to this power of attorney for the orderly administration of the affairs of the Partnership. The foregoing power of attorney is hereby declared to be irrevocable, and it shall survive, and shall not be affected by, the subsequent death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of any Record Holder and it shall extend to such Record Holder's heirs, successors and assigns. Each Record Holder hereby agrees to be bound by any representations made by any Person acting as attorney-in-fact pursuant to this power of attorney in accordance with this Agreement. Each Record Holder hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of any Person taken as attorney-in-fact under this power of attorney in accordance with this Agreement. Each Record Holder shall execute and deliver to the General Partner, within fifteen (15) days after receipt of the General Partner's request therefor, all such further designations, powers of attorney and other instruments as the General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.

ARTICLE XVI

Miscellaneous Provisions

16.01. Additional Actions and Documents. Each of the Record Holders hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver, and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use his best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at, or after the closing of the transactions contemplated by this Agreement.

16.02. Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by a Record Holder or the Partnership pursuant to this Agreement shall be in writing and shall be personally delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram or telex, addressed as follows:

(a) If to the General Partner:

American Property Investors, Inc.
666 Third Avenue
New York, New York 10017
Attention: Richard H. Ader

(b) If to a Record Holder:

The Last Known Business, Residence or Mailing Address of Such Record Holder Reflected in the Records of the Partnership or the Depositary

(c) If to the Partnership:

American Real Estate Partners, L.P.
666 Third Avenue
New York, New York 10017

The General Partner and each Record Holder and the Partnership may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with an affidavit of personal delivery, the return receipt, the delivery receipt, or (with respect to a telex) the answerback being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

16.03. Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

16.04. Survival. It is the express intention and agreement of the Partners that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

16.05. Waivers. Neither the waiver by a Partner of a breach or of a default under any of the provisions of this Agreement, nor the failure of a Partner, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy, or privilege hereunder shall be construed as a waiver of any subsequent breach or default of a similar nature, or

a waiver of any such provisions, rights, remedies, or privileges hereunder.

16.06. Exercise of Rights. No failure or delay on the part of a Partner or the Partnership in exercising any right, power, or privilege hereunder and no course of dealing between the Partners or between the Partners and the Partnership shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Partner or the Partnership would otherwise have at law or in equity or otherwise.

16.07. Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

16.08. Limitation on Benefits of this Agreement. It is the explicit intention of the Partners that no person or entity other than the Partners and the Partnership is or shall be entitled to bring any action to enforce any provision of this Agreement against any Partners or the Partnership, and that except as set forth in this Agreement, the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Partners (or their respective successors and assigns as permitted hereunder) and the Partnership.

16.09. Force Majeure. If the General Partner is rendered unable, wholly or in part, by "force majeure" (as herein defined) to carry out any of its obligations under this Agreement, other than the obligation hereunder to make money payments, the obligations of the General Partner, insofar as they are affected by such force majeure, shall be suspended during but no longer than the continuance of such force majeure. The term "force majeure" as used herein shall mean an act of God, strike, lockout or other industrial disturbance, act of public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the General Partner.

16.10. Consent of Record Holders. By acceptance of a Unit or Depositary Unit, each Record Holder expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote of less than all of

the Record Holders, such action may be so taken upon the concurrence of less than all of the Record Holders and each such Record Holders shall be bound by the results of such action.

16.11. Entire Agreement. This Agreement contains the entire agreement among the Partners with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein.

16.12. Pronouns. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity may require.

16.13. Headings. Article, section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

16.14. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the Delaware Act and all other laws of Delaware (but not including the choice of law rules thereof).

16.15. Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of or on behalf of, each party, or that the signatures of the person required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing

the respective signatures of, or on behalf of, all of the parties hereto.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

GENERAL PARTNER:

AMERICAN PROPERTY INVESTORS, INC.

By: L Z Gray

Title: Executive Vice President

ORGANIZATIONAL LIMITED PARTNER:

JULIA DESANTIS

Julia DeSantis

EXHIBIT A
TO AMENDED AND RESTATED
AGREEMENT OF LIMITED
PARTNERSHIP OF AMERICAN
REAL ESTATE PARTNERS, L.P.

CERTIFICATE
FOR
LIMITED PARTNER UNITS
OF
AMERICAN REAL ESTATE PARTNERS, L.P.

No. Units

American Property Investors, Inc., as the General Partner of Amercian Real Estate Partners, L.P. (the "Partnership"), a Delaware limited partnership, hereby certifies that __________ units of limited partner interest in the Partnership ("Units") have been issued to ______________. The rights, preferences and limitations of the Units are set forth in the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") under which the Partnership was formed and is existing, and in the Certificate of Limited Partnership filed for record in the Office of the Secretary of State of Delaware, copies of which are on file at the General Partner's principal office at 666 Third Avenue, New York, New York 10017. Neither this Certificate nor the Units evidenced hereby is transferable, except upon death, by operation of law or as otherwise provided in the Partnership Agreement.

American Property Investors, Inc.
General Partner of
American Real Estate Partners, L.P.

Dated: By: ______________________________

Title: ______________________________

AMENDMENT NO. 1 TO THE AMENDED AND
RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
AMERICAN REAL ESTATE PARTNERS, L.P.

Amendment No. 1, dated as of February 22, 1995 (the "Amendment"), by and among American Property Investors, Inc., a Delaware corporation, as general partner (the "General Partner"), and all other persons and entities who are or shall in the future become limited partners (the "Limited Partners") of American Real Estate Partners, L.P., a Delaware limited partnership (the "Partnership").

WHEREAS, the Partnership was formed pursuant to an Agreement of Limited Partnership, dated as of April 29, 1987, which was amended and restated in its entirety on May 12, 1987 (the "Partnership Agreement"); and

WHEREAS, the Partnership proposes to distribute at no cost to holders of record as of the close of business on or about February 24, 1995 of depositary units representing limited partner interests in the Partnership ("Depositary Units") one subscription right (each, a "Right") for each seven Depositary Units held (the "Rights Offering"); and

WHEREAS, pursuant to the authority expressly granted to and vested in the General Partner by Section 4.05 of the Partnership Agreement and in connection with the Rights Offering, the General Partner intends to create a series of 5% cumulative pay-in-kind redeemable preferred units representing limited partner interests in the Partnership; and

WHEREAS, the General Partner desires to further amend the Partnership Agreement to establish the series of Preferred Units upon the terms and conditions set forth herein and fix the designation and number of units thereof and fix the powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof and to incorporate certain changes conforming with the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, in consideration of the foregoing, the Partnership Agreement is amended as follows:

Section 1. Definitions. Terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Partnership Agreement.

Section 2. Certain Additional Definitions. As used herein the following terms and phrases shall have the meanings set forth below:

"Adjusted Capital Account" means the Capital Account maintained for each Partner for each Fiscal Year: (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

"Board of Directors" shall mean the Board of Directors of the General Partner.

"Distribution Period" means the applicable period from and including a Payment Date (as defined below) to and excluding the next Payment Date, or, as to particular Preferred Units, such shorter period during which such Preferred Units are outstanding (including the first day but excluding the last day of such shorter period).

"Legal Holiday" means any day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York.

"Nonrecourse Deductions" means the nonrecourse deductions as defined in Treasury Regulation Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Fiscal Year equals the net increase, if any, in the amount of Partnership Minimum Gain during such Fiscal Year reduced by any distributions during such Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treasury Regulation Section 1.704-2(c) and 1.704-2(h).

"Nonrecourse Liability" means a liability as defined in Treasury Regulation Section 1.704-2(b)(3).

"Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

"Partner Nonrecourse Debt" means a liability as defined in Treasury Regulation Section 1.704-2(b)(4).

"Partner Nonrecourse Deductions" means the partner nonrecourse deductions as defined in Treasury Regulation Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year equals the net increase, if any, in the amount of Partner Minimum Gain during such Fiscal Year attributable to such Partner Nonrecourse Debt,

reduced by any distributions during that Fiscal Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent that such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined according to the provisions of Treasury Regulation Section 1.704-2(h) and 1.704-2(i).

"Partnership Minimum Gain" means the aggregate gain, if any, that would be realized by the Partnership for purposes of computing book income or loss with respect to each Partnership asset if each Partnership asset subject to a Nonrecourse Liability were disposed of for the amount outstanding on the Nonrecourse Liability by the Partnership in a taxable transaction. Partnership Minimum Gain with respect to each Partnership asset shall be further determined in accordance with Treasury Regulation Section 1.704-2(d) and any subsequent rule or regulation governing the determination of minimum gain. A Partner's share of Partnership Minimum Gain at the end of any Fiscal Year shall equal the aggregate Nonrecourse Deductions allocated to such Partner (or his predecessors in interest) up to that time, less such Partner's (and predecessors') aggregate share of decreases in Partnership Minimum Gain determined in accordance with Treasury Regulation Section 1.704-2(g).

Additionally, all references to a "Majority Interest", as defined in the Partnership Agreement, shall not include holders of Preferred Units.

Section 3. Designation and Amount; Liquidation Preference. There shall be hereby created a series of Units (the "Preferred Units") representing limited partner interests in the Partnership designated as "5% Cumulative Pay-in-Kind Redeemable Preferred Units" and the number of Units constituting such series shall be 15,000,000. The Preferred Units will be represented by certificates issuable solely in whole Preferred Units. No certificates representing fractional Preferred Units will be issued, but record of the ownership of such fractional Preferred Units will be kept on the books of the Partnership and allocations, distributions, voting rights, rights with respect to redemption or conversion and the like shall be determined in accordance with fractional Unit ownership. Record Holders of the Preferred Units shall be entitled to exercise the voting rights, to participate in the distributions and to have the benefit of all other rights and be subject to all limitations of Record Holders of Preferred Units as set forth herein and in the Partnership Agreement. The liquidation preference (the "Liquidation Preference") of each Preferred Unit shall be $10.

Section 4. Distributions.

(a) Prior to redemption of Preferred Units or Liquidation (as defined below) and dissolution of the Partnership, Record Holders of Preferred Units shall be entitled to receive distributions solely in additional Preferred Units. The distribution rate per Preferred Unit shall be 5.0% per annum on the Liquidation Preference plus all accumulated and unpaid distributions. Distributions shall be payable annually on March 31 of each year (each, a "Payment Date"), commencing March 31, 1996 (except that, if any Payment Date is a Saturday, Sunday or Legal Holiday, then such distribution shall be payable on the next day that is not a Saturday, Sunday or Legal Holiday), subject to declaration thereof by the Board of Directors, to holders of record as they appear upon the books of the Partnership at the close of business on the Record Date therefor. Such Record Date shall be not more than sixty days nor less than ten days prior to the applicable Payment Date, as fixed by the Board of Directors from time to time.

(b) The aggregate distribution paid to a Record Holder of Preferred Units shall be based on the aggregate number of Preferred Units held by such Record Holder at the close of business on the applicable Record Date and rounded to the nearest whole cent (with one-half cent rounded upward). Unless otherwise provided herein, distributions on each Preferred Unit will be cumulative from and including the date the Preferred Units are first issued to and excluding the earliest to occur of (i) the Redemption Date (as defined below) and (ii) the date of final distribution of assets upon any liquidation or winding up of the Partnership, whether voluntary or involuntary (any such event referred to in this clause (ii), a "Liquidation").

(c) Any reference to "distribution" contained in this Section 4 shall not include any distribution made in connection with any Liquidation.

Section 5. Liquidation Preference.

(a) In the event of any Liquidation, each Record Holder of Preferred Units shall be entitled to receive, and be paid out of the assets of the Partnership available for distribution to its Record Holders, the amount of the Record Holder's Capital Account in respect of the Preferred Units, which amount is intended to equal the Liquidation Preference, plus all accumulated and unpaid distributions on such Preferred Units to the date of final distribution to the Record Holders of Preferred Units, whether or not declared, without interest, and no more, before any payment shall be made or any assets distributed to Record Holders of Depositary Units or any other class or series of the Partnership's Units or other equity ranking junior to the Preferred Units upon such Liquidation. If, upon any Liquidation, the amounts payable with respect to liquidation preferences of the Preferred Units and any other class or series of the Partnership's Units or other

equity securities ranking on a parity with the Preferred Units upon such Liquidation are not paid in full, the Record Holders of the Preferred Units and of such other securities will share *pro rata* in the amounts payable and other property distributable with respect to such Liquidation so that the per unit amounts to which Record Holders of Preferred Units and such other securities are entitled will in all cases bear to each other the same ratio that the liquidation preferences of the Preferred Units and such other securities bear to each other. After payment in full of the Liquidation Preference and any accumulated and unpaid distributions in respect of the Preferred Units upon Liquidation, the Record Holders of such Preferred Units in their capacity as such shall not be entitled to any further right or claim to any remaining assets of the Partnership.

(b) Neither the merger nor consolidation of the Partnership into or with any other entity, nor the merger or consolidation of any other entity into or with the Partnership, nor a sale, transfer or lease of all or any part of the assets of the Partnership, shall be deemed to be a Liquidation for purposes of this Amendment.

(c) Written notice of any Liquidation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date stated therein, to the holders of record of the Preferred Units at their respective addresses as the same shall appear on the books of the Partnership or the Transfer Agent for the Preferred Units.

Section 6. Optional Redemption.

(a) On any Payment Date, commencing with the Payment Date on March 31, 2000, the Partnership, with the approval of the Audit Committee, may redeem all, but not less than all, of the Preferred Units, out of funds legally available therefor, at a price per Preferred Unit equal to the Liquidation Preference plus any accumulated and unpaid distributions thereon, whether or not declared, up to but excluding the date fixed for redemption (such sum being hereinafter referred to as the "Redemption Price"). The aggregate Redemption Price paid to a Record Holder of Preferred Units shall be the product of the aggregate number of Preferred Units redeemed from such Record Holder and the per unit Redemption Price, with such product being rounded to the nearest whole cent (with one-half cent rounded upward) and shall be payable either in all cash or, as provided in Section 6(b) below, Depositary Units. Upon any Redemption, the Redemption Price may be paid either all in cash or all in Depositary Units but not in a combination thereof.

(b) If the Redemption Price is paid in Depositary Units, each Record Holder of Preferred Units shall be entitled to receive an amount of Depositary Units equal to the Redemption Price; provided that if the Redemption Price payable with respect to any

Record Holder's Preferred Units is not an integral multiple of the value of one Depositary Unit, as determined in accordance with the formula set forth below, the difference between the Redemption Price of such Preferred Units of such Preferred Units and the highest integral multiple of the value of one Depositary Unit which is less than the Redemption Price of such Preferred Units shall be paid to such Record Holder in cash (the "Cash Payment"). Depositary Units will be valued at (i) if the Depositary Units are listed or admitted to trading on one or more national securities exchange, the average price at which the Depositary Units had been trading over the 20-day period immediately preceding such Redemption on the principal national securities exchange on which the Depositary Units are listed or admitted to trading; (ii) if the Depositary Units are not listed or admitted to trading on a national securities exchange but are quoted by NASDAQ, the average bid price per Depositary Unit at which the Depositary Units had been trading over the 20-day period immediately preceding such Redemption, as furnished by the National Quotation Bureau Incorporated ("Bureau") or such other nationally recognized quotation service as may be selected by the General Partner for such purpose, if such Bureau is not at the time furnishing quotations; or (iii) if the Depositary Units are not listed or admitted to trading on a national securities exchange or quoted by NASDAQ, an amount equal to the book value as reflected in the most recent audited financial statement of the Partnership as of the date of Redemption.

(c) Not more than sixty nor less than thirty days prior to the date fixed by the Partnership for redemption (the "Redemption Date"), notice by first class mail, postage prepaid, shall be given to the Record Holders of Preferred Units to be redeemed addressed to such Record Holders at their last addresses as shown upon the books of the Partnership. Each such notice of redemption shall specify, as applicable, (i) the Redemption Date, (ii) the Redemption Price, (iii) whether the Redemption Price is payable in cash or Depositary Units, (iv) if the Redemption Price is payable in Depositary Units, the number of Depositary Units to be delivered and the amount of the Cash Payment, if any, (v) the place or places of delivery and payment, (vi) that delivery and payment will be made upon presentation and surrender of the certificates representing Preferred Units at the place designated in such notice and (vii) that on and after the Redemption Date, distributions will cease to accumulate on the Preferred Units (unless the Partnership defaults in the payment of the Redemption Price).

(d) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the Record Holder of Preferred Units receives such notice; and failure to give such notice by mail, or any defect in such notice to the Record Holders of any Preferred Units designated for redemption, shall not affect the validity of the proceedings for the redemption of any other Preferred Units. On or after the Redemption Date, as stated in such notice, each Record Holder of Preferred Units shall

surrender the certificate evidencing such Units to the Partnership at the place designated in such notice and shall thereupon receive payment in the amount and form specified in such notice. Notice having been given as aforesaid, if funds and any Depositary Units necessary for the redemption shall be legally available therefor and shall have been irrevocably deposited or set aside on or before the Redemption Date, then on and after the close of business on the Redemption Date, notwithstanding that the certificates evidencing any Preferred Units so called for redemption shall not have been surrendered, (i) distributions with respect to the Preferred Units shall cease to accumulate on the Redemption Date, (ii) such Preferred Units shall no longer be deemed outstanding, (iii) the Record Holders thereof shall cease to be Limited Partners of the Partnership to the extent of their interest in such Preferred Units (provided that such Record Holders shall be deemed admitted as Limited Partners with respect to any Depositary Units issued in payment of the Redemption Price for their Preferred Units) and (iv) all rights whatsoever with respect to the Preferred Units so called for redemption (except the right of the Record Holders to receive the Redemption Price for each such Preferred Unit, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor at the place designated in such notice) shall terminate.

(e) Except as provided in Section 7 hereof, holders of Preferred Units shall have no right to require redemption of the Preferred Units.

Section 7. Mandatory Redemption. On March 31, 2010, the Partnership must redeem all, but not less than all, of the Preferred Units on the same terms as any optional redemption set forth in Section 6 hereof.

Section 8. Business Combinations. In the event that the Partnership shall effect any capital reorganization or reclassification of its Units or shall consolidate or merge with or into, or shall sell or transfer all or substantially all of its assets to, any other entity, the holders of Preferred Units then outstanding shall be entitled to receive the same kind and amount of securities, cash, property, rights or interests as shall have been receivable for each Depositary Unit by the holders thereof in such reorganization, reclassification, consolidation, merger, sale or transfer had such Preferred Units been redeemed for Depositary Units in accordance with Section 6 immediately prior to such reorganization, reclassification, consolidation, merger, sale or transfer. The above provisions of this Section 8 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or transfers.

Section 9. Status of Acquired Preferred Units. Preferred Units acquired by the Partnership upon a redemption pursuant to Sections 6 or 7 or otherwise acquired by the Partnership will be retired and restored to the status of authorized but unissued Preferred Units and may not thereafter be reissued. Preferred

Units held by the Partnership shall not be deemed outstanding for any purpose and shall have no voting rights or rights to allocations or distributions.

Section 10. Voting Rights.

(a) The Record Holders of Preferred Units will not have any voting rights except as set forth below or as otherwise from time to time required by applicable law. If a distribution is not declared and made to the Record Holders of Preferred Units on any two Payment Dates (which Payment Dates need not be consecutive), the Record Holders of more than 50% of all outstanding Preferred Units, including the General Partner and its affiliates, voting as a class, shall be entitled to appoint two nominees for the Board of Directors of the General Partner. Once elected, the nominees will be appointed to the Board of Directors by action of the General Partner. As directors, the nominees will, in addition to their other duties as directors, be specifically charged with reviewing all future distributions to the Record Holders of the Preferred Units. Such additional directors shall serve until the full distributions accumulated on all outstanding Preferred Units have been declared and paid or set apart for payment. If and when all accumulated distributions on the Preferred Units have been declared and paid or set aside for payment in full, the holders of Preferred Units shall be divested of the special voting rights provided by this paragraph, subject to revesting in the event of each and every subsequent default. Upon termination of such special voting rights attributable to all holders of Preferred Units with respect to payment of distributions, the term of office of each director nominated by the holders of Preferred Units (the "Preferred Unit Director") pursuant to such special voting rights shall forthwith terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preferred Unit Directors. So long as a distribution default shall continue, any vacancy in the office of a Preferred Unit Director may be filled by written consent of the Preferred Unit Director remaining in office or, if none remain in office, by vote of the holders of Preferred Units who are then entitled to participate in the appointment of such Preferred Unit Directors as provided above.

(b) The General Partner or Record Holders of Preferred Units owning at least 10% of all outstanding Preferred Units, including the General Partner and its affiliates, may call a meeting of the Record Holders of Preferred Units to elect such nominees. Any Record Holder of Preferred Units calling a meeting shall specify the number of Preferred Units as to which such Record Holder is exercising the right to call a meeting and only those specified Preferred Units shall be counted for the purpose of determining whether the required ten percent (10%) standard of the preceding sentence has been met. Record Holders of Preferred Units desiring to call a meeting shall deliver to the General Partner one or more calls in writing stating that the Record Holders signing such writing wish to call a meeting. Action at the meeting shall be limited to appointing two nominees for the Board of Directors

and the Record Holders of Preferred Units will have no right to call or participate at other meetings under Section 14.04 of the Partnership Agreement or otherwise. Within sixty (60) days after receipt of such a call from Record Holders of Preferred Units, or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Record Holders of Preferred Units directly. A meeting shall be held at a reasonable time and convenient place determined by the General Partner or the Liquidating Trustee, as the case may be, on a date not more than sixty (60) days after the mailing of notice of the meeting. Record Holders of Preferred Units may vote either in person or by proxy at any meeting. Each Record Holder shall have one vote for each whole Preferred Unit held of record by such Record Holder. No action shall be taken by the Record Holders of Preferred Units without a meeting duly called and held or without written consent in accordance with Section 12 hereof.

(c) Notice of a meeting called pursuant to this Section 10 shall be given either personally in writing or by mail or other means of written communication addressed to each Record Holder of Preferred Units at the address of the Record Holder appearing on the books of the Partnership. An affidavit or certificate of mailing of any notice or report in accordance with the provisions of this Section 10 executed by the General Partner, Transfer Agent or mailing organization shall constitute conclusive (but not exclusive) evidence of the giving of notice. If any notice addressed to a Record Holder of Preferred Units at the address of such Record Holder appearing on the books of the Partnership is returned to the Partnership by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver such notice, the notice and any subsequent notices or reports shall be deemed to have been duly given without further mailing if they are available for the Record Holder of Preferred Units at the principal office of the Partnership for a period of one year from the date of the giving of the notice to all other Record Holders of Preferred Units.

(d) For purposes of determining the Record Holders entitled to notice of or to vote at a meeting of the Record Holders of Preferred Units, the General Partner or the Liquidating Trustee, as the case may be, may set a record date, which shall not be less than ten (10) days nor more than sixty (60) days prior to the date of such meeting (unless such requirement conflicts with any rule, regulation, guideline, or requirement of any securities exchange on which the Preferred Units are listed for trading, in which case the rule, regulation, guidelines, or requirement of such securities exchange shall govern).

(e) Record Holders with respect to more than fifty percent (50%) of the total number of all outstanding Preferred Units then held by all Record Holders of Preferred Units, whether

represented in person or by proxy, shall constitute a quorum at a meeting of Record Holders of Preferred Units. The Record Holders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment of such meeting, notwithstanding the withdrawal of enough Record Holders of Preferred Units to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite number of Record Holders specified in this Amendment. In the absence of a quorum, any meeting of Record Holders of Preferred Units may be adjourned from time to time by the affirmative vote of a majority of the Preferred Units represented either in person or by proxy at such meeting. When a meeting is adjourned to another time or place notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the holders of Preferred Units may transact any business which might have been transacted at the original meeting.

(f) The General Partner or the Liquidating Trustee, as the case may be, shall be solely responsible for convening, conducting, and adjourning any meeting of Record Holders of Preferred Units, including, without limitation, the determination of Persons entitled to vote at such meeting, the existence of a quorum for such meeting, the satisfaction of the requirements of Section 10(b) with respect to such meeting, the conduct of voting at such meeting, the validity and effect of any proxies represented at such meeting, and the determination of any controversies, votes, or challenges arising in connection with or during such meeting or voting. The General Partner or the Liquidating Trustee, as the case may be, shall designate a Person to serve as chairman of any meeting and further shall designate a Person to take the minutes of any meeting, which Person, in either case, may be, without limitation, a Partner or any employee or agent of the General Partner. The General Partner or the Liquidating Trustee, as the case may be, may make all such other regulations, consistent with applicable law and this Amendment, as it may deem advisable concerning the conduct of any meeting of the Record Holders of Preferred Units, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, and the submission and examination of proxies and other evidence of the right to vote.

(g) So long as any Preferred Units are outstanding, the Partnership shall not amend, alter or repeal any provisions of the Partnership Agreement or this Amendment so as to alter or change the express powers, preferences or special rights of the Preferred Units set forth herein so as to affect them adversely without the consent of the holders of at least two-thirds of the total number of outstanding Preferred Units, including those held by the General Partner and its affiliates, given in person or by proxy, by vote at a meeting called for that purpose or by written consent as permitted by law. For purposes of this paragraph and in furtherance of the foregoing, any such amendment or any resolution or action of the Board of Directors which would create or issue any

series of Preferred Units out of the authorized Preferred Units, or which would authorize, create or issue any securities (whether or not already authorized) ranking junior to, on a parity with or senior to the Preferred Units with respect to payment of distributions and distributions upon any Liquidation or having special voting or other rights, shall not be considered to affect adversely the powers, preferences or special rights of the outstanding Preferred Units.

(h) The Record Holders of the Preferred Units will have no other rights to participate in the management of the Partnership and they will not be entitled to vote on any matters submitted to a vote of the Record Holders of Depositary Units.

Section 11. Preemptive Rights. No Record Holder of Preferred Units shall have any preemptive right with respect to (a) additional Capital Contributions, (b) issuance or sale of Units, whether unissued, held in treasury or hereafter created, (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe for, any such unissued Units or Units held in treasury, (d) issuance of any right of, subscription to, or right to receive, or any warrant or option for the purchase of, any of the foregoing securities, or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

Section 12. Action Without a Meeting. Any action that may be taken at a meeting of the Record Holders of Preferred Units may be taken without a meeting if a consent in writing setting forth the action so taken is signed by Record Holders of Preferred Units owning not less than the number of Preferred Units that would be necessary to authorize or take such action at a meeting at which all of the Record Holders of Preferred Units were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Record Holders of Preferred Units who have not consented thereto in writing. The General Partner may specify that any written ballot submitted by the General Partner to Record Holders of Preferred Units for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, not less than twenty (20) days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Preferred Units held by a Record Holder of Preferred Units, the Partnership shall be deemed to have failed to receive a ballot for the Preferred Units that were not voted. If consent to the taking of any action by the Record Holders of Preferred Units is solicited by any person other than by the General Partner, the written consents shall have no force and effect unless and until (i) they are deposited with the Partnership in care of the General Partner, and (ii) consents sufficient to take the action proposed are dated as of a date not more than ninety (90) days prior to the date sufficient consents are deposited with the Partnership.

Section 13. <u>Issuance of Certificates Evidencing Preferred Units</u>. On the closing date of the Rights Offering, the General Partner shall cause the Partnership to issue certificates evidencing the aggregate whole number of Preferred Units to which the Record Holders of Preferred Units are entitled in the form of Exhibit A annexed hereto. Upon a transfer of a Preferred Unit in accordance with Section 14 hereof, the General Partner shall cause the Partnership to issue replacement certificates, according to such procedures as the General Partner shall establish. The certificates issued pursuant to this Section 13 shall, upon issuance, be distributed to the Record Holders of such Preferred Units. The Preferred Units will not be evidenced by Depositary Receipts and, although the Partnership intends to seek to list the Preferred Units on the New York Stock Exchange, there is no obligation to list the Preferred Units on the New York Stock Exchange or any other national securities exchange.

Section 14. <u>Transfer of Preferred Units</u>. Until a Preferred Unit has been transferred on the books of the Partnership, the Partnership and the Registrar and Transfer Company or any successor appointed by the General Partner, as transfer agent, registrar and distribution-paying agent for the Preferred Units (the "Transfer Agent") will treat the Record Holder thereof as the absolute owner for all purposes, notwithstanding any notice to the contrary or any notation or other writing on the certificate representing such Preferred Unit, except as otherwise required by law. Any transfers of a Preferred Unit will not be recorded by the Transfer Agent or recognized by the Partnership unless certificates representing the Preferred Units are surrendered and the transferee executes and delivers a Transfer Application to the Transfer Agent. By executing and delivering a Transfer Application, the transferee of Preferred Units is an assignee until admitted to the Partnership as a substituted limited partner, and shall have been deemed to have automatically requested admission to the Partnership as a substituted limited partner, agreed to be bound by the terms and conditions of the Partnership Agreement, represented that such transferee has the capacity and authority to enter into the Partnership Agreement and granted the powers of attorney to the General Partner as set forth in the Partnership Agreement. On a monthly basis, the Transfer Agent will, on behalf of transferees who have submitted Transfer Applications, request the General Partner to admit such transferees as substituted limited partners in the Partnership. If the General Partner consents to such substitution, a transferee will be admitted to the Partnership as a substituted limited partner upon the recordation of such transferee's name in the books and records of the Partnership. Upon such admission, which is in the sole discretion of the General Partner, he or she will be entitled to all of the rights of a limited partner under the Delaware Act and pursuant to this Amendment and the Partnership Agreement. A transferee will, after submitting a Transfer Application to the Partnership but before being admitted to the Partnership as a substituted unitholder of record, have the rights of an assignee under the Delaware Act and this Amendment and the Partnership Agreement, including the right

to receive his or her distributions. Preferred Units are securities and are transferable according and subject to the laws governing transfers of securities.

A transferee who does not execute and deliver a Transfer Application to the Partnership will not be recognized as the Record Holder of Preferred Units and will only have the right to transfer or assign his Preferred Units to another transferee. Therefore, such transferee will neither receive distributions from the Partnership or have any other rights to which Record Holders of Preferred Units are entitled under the Delaware Act or pursuant to this Amendment or the Partnership Agreement. Distributions made in respect of the Preferred Units held by such transferees will continue to be paid to the transferor of such Preferred Units. The Partnership and a transferor will have no duty to ensure the execution of a Transfer Application by a transferee and will have no liability or responsibility if such transferee neglects or chooses not to execute and deliver the Transfer Application to the Partnership.

Whenever Preferred Units are transferred, the Transfer Application requires that a transferee answer a series of questions. The required information is designed to provide the Partnership with the information necessary to prepare its tax information return. If the transferee does not furnish the required information, the Partnership will make certain assumptions concerning this information.

As used in this Amendment, the term Transfer Application means an application and agreement for transfer of Preferred Units in the form set forth on the back of the certificates evidencing Preferred Units or in a form substantially to the same effect in a separate instrument.

Section 15. Replacement of Lost, Stolen, Destroyed or Mutilated Preferred Unit Certificates. The Partnership shall issue or cause to be issued a new certificate representing a Preferred Unit in place of any certificate representing a Preferred Unit previously issued if the Record Holder of such certificate:

(a) makes proof, in form and substance satisfactory to the General Partner, of the loss, theft or destruction, and of such General Partner's ownership, of such previously issued certificate;

(b) surrenders any mutilated certificate;

(c) requests the issuance of a new certificate before the Partnership has notice that such previously issued certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(d) if requested by the General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the General Partner, with such surety or sureties and with fixed or

open penalty, as the General Partner may direct, to indemnify the Partnership against any claim that may be made on account of the alleged loss, theft, destruction or mutilation of such previously issued certificate; and

(e) satisfies any other reasonable requirements imposed by the General Partner.

When a previously issued certificate representing a Preferred Unit has been lost, stolen, destroyed or mutilated, and the Record Holder fails to notify the Partnership within a reasonable time after he has notice of such event, and a transfer of Preferred Units represented by the certificate is registered before such Partnership receives such notification, the Record Holder of the Preferred Unit shall be precluded from making any claim against the Partnership or any Transfer Agent with respect to such transfer or for a new certificate.

Section 16. Allocations of Income and Loss.

(a) Section 5.01 of the Partnership Agreement is amended by adding the following provisions:

(e) All distributions accrued to a Record Holder of Preferred Units under Section 4(a) of the Amendment during a Fiscal Year shall be treated as guaranteed payments to such Record Holder pursuant to Section 707(c) of the Code for such Fiscal Year. Record Holders of Preferred Units shall not be allocated any other items of income, gain, loss or deduction of the Partnership in respect of the Preferred Units except (i) upon the redemption of such Preferred Units for Depository Units or (ii) as required under paragraph (c) of Section 5.01.

(f) Upon any redemption of Preferred Units for Depositary Units, the General Partner is authorized to allocate items of income, gain, loss and deduction between the Record Holders of Depositary Units received upon the redemption and the General Partner and other Record Holders of Depositary Units in such amounts, if any, as are required to cause the Capital Accounts of the Record Holders of each Depositary Unit to be in proportion to the number of Depositary Units held by each Record Holder.

(b) Sections 5.01(b) and (c) of the Partnership Agreement are amended to provide as follows:

"(b)

(1) To the extent that any Partner has or would have, as a result of an allocation of an item of loss or deduction, an Adjusted Capital Account deficit, such amount of loss or deduction shall be allocated to the other Partners (excluding Record Holders of Preferred Units) in proportion to their respective Percentage Interests, but in a manner which will not produce an Adjusted Capital Account deficit as to any such Partner. To the extent such

allocation would result in all Record Holders of Depositary Units and the General Partner having Adjusted Capital Account deficits, such loss or deduction shall be allocated to the Record Holders of Preferred Units in proportion to the number of Preferred Units held by each Record Holder until they would have an Adjusted Capital Account deficit. Any balance shall be allocated to the General Partner.

(2) Notwithstanding any other provision of this Article V, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, then, subject to the exceptions set forth in Treasury Regulation Section 1.704-2(f)(2), (3), (4) and (5), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partners Minimum Gain, as determined under Treasury Regulation Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in such section of the Regulations in accordance with Treasury Regulation Section 1.704-2(f). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(3) Notwithstanding any other provision of this Article V except Section 5.01(b)(2), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year then, subject to the exceptions set forth in Treasury Regulation Section 1.704-2(i)(4), each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(i)(4). This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

"(c)

(1) Notwithstanding any other provision of this Article V, except Section 5.01(b), in the event any Partner receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), that cause or increase an Adjusted Capital Account deficit of such Partner, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulation, the Adjusted Capital Account deficit of such Partner as quickly as possible.

(2) Nonrecourse Deductions for any Fiscal Year shall be allocated between the General Partner and the Record Holders of Depositary Units in proportion to their respective Percentage Interests.

(3) Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i)(1).

(4) The allocations set forth in Sections 5.01(b) and 5.01(c)(1) and (3) above (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulation Section 1.704-1(b). The Regulatory Allocations shall be taken into account for the purpose of equitably adjusting subsequent allocations of income, gain, loss and deduction, and items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of income, gain, loss and deduction and other items to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

(5) Pursuant to Treasury Regulation Section 1.752-3(a), for the purpose of determining the General Partner's and each Record Holders of Depositary Units' share of excess Nonrecourse Liabilities of the Partnership, each such Person shall be treated as having a share of the Partnership's profit and income equal to their respective Percentage Interests. For this purpose, the Percentage Interest allocable to Record Holders of Preferred Units shall be zero.

(6) To the extent permitted by Treasury Regulation Sections 1.704-2(h)(3) and 1.704-2(i)(6), the General Partner shall endeavor to treat distributions as having been made from the proceeds of Nonrecourse Liabilities or Partner Nonrecourse Debt only to the extent that such distributions would cause or increase a deficit balance in any Partner's Adjusted Capital Account."

(c) Section 5.02 of the Partnership Agreement is amended by deleting paragraphs (c) and (d), relabelling paragraphs (e) through (h) as paragraphs (c) through (f), respectively, and amending paragraph (a) to read as follows:

"(a) Except as otherwise provided in this Section 5.02, all items of income, gain, loss and deduction of the Partnership for federal income tax purposes shall be allocated for federal income tax purposes among the General Partner and Limited Partners in accordance with the allocation of the corresponding items of book income, gain, loss and deduction under Section 5.01 hereof."

Section 17. Liability of General Partner to Record Holders of Preferred Units. The General Partner and its Affiliates and all partners, shareholders, directors, officers, employees or agents of

the General Partner and its Affiliates shall not be liable (for monetary damages or otherwise) to the Record Holders of Preferred Units for errors in judgment or for breach of fiduciary duty as the General Partner of the Partnership or as a partner, shareholder, director, officer, employee or agent of the General Partner of the Partnership or any of its Affiliates, except for liability (i) for any breach of such Person's duty of loyalty to the Partnership, as such duty of loyalty may be set forth in or modified by this Amendment or the Partnership Agreement, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law or (iii) for any transaction from which such Person has derived an improper benefit.

Section 18. Reimbursement of Expenses of General Partner. The Partnership shall reimburse the General Partner for all expenses, disbursements and advances reasonably incurred by the General Partner in connection with the registration of the Rights, the Preferred Units and the Depositary Units under applicable federal and state securities laws in connection with the Rights Offering, the offering, sale and distribution of the Preferred Units and the Depositary Units pursuant to the Rights Offering and, as applicable, the listing of the Rights, the Preferred Units and the Depositary Units on the New York Stock Exchange.

Section 19. Reports. The General Partner shall furnish such reports and information to Record Holders of Preferred Units at the same time and in the same manner as are required to be furnished to Record Holders pursuant to Section 8.04 of the Partnership Agreement.

Section 20. Notices. All notices, demands, requests or other communications which may be or are required to be given, served, or sent by a Record Holder of Preferred Units or the Partnership pursuant to this Amendment shall be in writing and shall be personally delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram or telex, addressed as follows:

(a) If to the General Partner:

American Property Investors, Inc.
90 South Bedford Road
Mt. Kisco, New York 10549
Attention: John P. Saldarelli

(b) If to a Record Holder of Preferred Units:

The Last Known Business, Residence or
Mailing Address of Such Record Holder
Reflected in the Records of the
Partnership

(c) If to the Partnership:

American Real Estate Partners, L.P.
90 South Bedford Road
Mt. Kisco, New York 10549
Attention: John P. Saldarelli

The General Partner and each Record Holder of Preferred Units and the Partnership may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with an affidavit of personal delivery, the return receipt, the delivery receipt, or (with respect to a telex) the answerback being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

Section 21. Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Amendment shall not affect the remaining portions of this Amendment or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Amendment or any such other agreement or instrument invalid, this Amendment and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

Section 22. Waiver. Neither the waiver by a Partner of a breach or of a default under any of the provisions of this Amendment, nor the failure of a Partner, on one or more occasions, to enforce any of the provisions of this Amendment or to exercise any right, remedy, or privilege hereunder shall be construed as a waiver of any subsequent breach or default of a similar nature, or a waiver of any such provisions, rights, remedies, or privileges hereunder.

Section 23. Limitation on Benefits of this Agreement. It is the explicit intention of the Partners and the Partnership that no person or entity other than the Partners and the Partnership is or shall be entitled to bring any action to enforce any provision of this Amendment against any Partners or the Partnership, and that except as set forth in this Amendment, the covenants, undertakings, and agreements set forth in this Amendment shall be solely for the benefit of, and shall be enforceable only by, the Partners (or their respective successors and assigns as permitted hereunder) and the Partnership.

Section 24. Consent of Record Holders of Preferred Units. By acceptance of a Preferred Unit, each Record Holder thereof shall

be deemed to have applied for admission as a Limited Partner of the Partnership with respect to the Depositary Units and Preferred Units and to have agreed to be bound by all of the terms and conditions of the Partnership Agreement. In addition, by acceptance of a Preferred Unit, each Record Holder thereof expressly consents and agrees that, whenever in this Amendment it is specified that an action may be taken upon the affirmative vote of less than all of the Record Holders of Preferred Units, such action may be so taken upon the concurrence of less than all of the Record Holders of Preferred Units and each such Record Holder of Preferred Units shall be bound by the results of such action.

Section 25. Pronouns. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity may require.

Section 26. Headings. Section and subsection headings contained in this Amendment are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

Section 27. Governing Law. This Amendment, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the Delaware Act and all other laws of Delaware (but not including the choice of law rules thereof).

Section 28. Amendments. The Record Holders of Preferred Units shall have no right to propose amendments to the terms of the Preferred Units under Article 14 of the Partnership Agreement or otherwise.

Section 29. Execution in Counterparts. To facilitate execution, this Amendment may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of or on behalf of, each party, or that the signatures of the person required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

Section 30. Inconsistent Terms; Continuation of Partnership Agreement. In the event of any inconsistency between the terms of the Partnership Agreement and the terms of this Amendment, the Partnership Agreement is deemed amended to conform to the terms of this Amendment. Except as amended by this Amendment, the Partnership Agreement continues in full force and effect.

Section 31. Powers of General Partner. Record Holders of Preferred Units acknowledge that the General Partner shall have the right, power and authority, in the management and control of the business and affairs of the Partnership, to do or cause to be done any and all acts deemed by the General Partner to be necessary or appropriate to carry out the purposes and business of the Partnership, as set forth in the Partnership Agreement, and the Record Holders of Preferred Units further acknowledge that their rights are limited to those set forth in this Amendment and any rights set forth in the Partnership Agreement consistent herewith.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment, or have caused this Amendment to be duly executed on their behalf, as of the day and year first hereinabove set forth.

General Partner:

AMERICAN PROPERTY INVESTORS, INC.

By: John P. Saldarelle

Title: Treasurer

Limited Partners:

By: American Property Investors, Inc. (attorney-in-fact)

By: John P. Saldarelle

Title: Treasurer

[Amendment No. 1 to Partnership Agreement]

Exhibit 4.2

AMENDMENT NO. 1 TO DEPOSITARY AGREEMENT

AMENDMENT NO. 1 TO DEPOSITARY AGREEMENT (the "Amendment") made as of this 22nd day of February, 1995 by and between American Real Estate Partners, L.P., a Delaware limited partnership (the "Partnership"), and Registrar and Transfer Company, a New York corporation (the "Depositary").

WHEREAS, the Partnership and American Property Investors, Inc., a Delaware corporation (the "Managing General Partner"), entered into a Depositary Agreement with the Depositary dated July 1, 1987 (the "Original Agreement") to appoint the Depositary to act as depositary of the Partnership in connection with its depositary units representing limited partner interests (the "Depositary Units") issued at the closing of an exchange offer on July 1, 1987; and

WHEREAS, the Partnership proposes to distribute at no cost to holders of record as of the close of business on February 24, 1995 of Depositary Units one subscription right (each a "Right") for each seven Depositary Units held (the "Rights Offering"); and

WHEREAS, each Right entitles the holder thereof to purchase, at any time prior to 5:00 p.m., New York City time, on March 30, 1995 (as such date may be extended by the Partnership) the following securities: (i) six Depositary Units and (ii) one 5% cumulative pay-in-kind redeemable preferred unit representing a limited partner interest; and

WHEREAS, the Partnership and the Depositary desire to amend the Original Agreement to include the Depositary Units issued in connection with the Rights Offering and any future Depositary Units issued by the Partnership in the Original Agreement and to make certain other amendments; and

WHEREAS, the parties hereto desire to amend the Original Agreement to reflect the foregoing.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Definitions. Terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Original Agreement.

Section 2. Amendments. The Original Agreement shall be amended as follows:

A. Section 2.1 of the Original Agreement is hereby amended in its entirety as follows:

2.1 Deposit of Certificates of Limited Partner Interests. Pursuant to Section 9.01 of the Partnership Agreement, and subject to the terms and conditions of this Agreement, on the date of any issuance of Depositary Units by the Partnership, the Managing General Partner shall deposit with the Depositary a Certificate or Certificates evidencing the aggregate whole number of Depositary Units so issued. Such deposit shall be accompanied by (a) written instructions containing the name, address, social security or taxpayer identification number and the number of Depositary Units to be issued to each investor in the Partnership, and (b) a written request that the Depositary execute and deliver to each such investor Depositary Receipts evidencing the Depositary Units, registered in the name of such investor, in accordance with such written instructions. Each investor shall thereupon be recognized by the Partnership as a Record Holder as of the closing date of such issuance of Depositary Units.

B. Section 11.3(a) of the Original Agreement is hereby amended in its entirety as follows:

(a) Any notice to be given hereunder shall be deemed to have been duly given if personally delivered or sent by telegram or telex, confirmed by letter, addressed to the party in the manner and at the address shown below, or at such address as the party has specified in a notice given in accordance with this Section 11.3.

To the Partnership:

American Real Estate Partners, L.P.
90 South Bedford Road
Mt. Kisco, New York 10549
Attn: John P. Saldarelli

To the Managing Partner:

American Property Investors, Inc.
90 South Bedford Road
Mt. Kisco, New York 10549
Attn: John P. Saldarelli

To the Depositary:

Registrar and Transfer Company
10 Commence Drive
Cranford, New Jersey
Attn: Thomas L. Montrone

Section 3. Documents Otherwise Unchanged. Except as herein provided, the Original Agreement shall remain unchanged and in full force and effect, and each reference therein to the Agreement shall be a reference to the Original Agreement as amended

hereby and as the same may be further amended, supplemented or otherwise modified and in effect from time to time.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

AMERICAN REAL ESTATE PARTNERS, L.P.

By: American Property Investors, Inc., as General Partner

By: John P. Saldarelli
Name:
Title: Treasurer

REGISTRAR AND TRANSFER COMPANY

By: ______________________
Name:
Title:

hereby and as the same may be further amended, supplemented or otherwise modified and in effect from time to time.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

AMERICAN REAL ESTATE PARTNERS, L.P.

By: American Property Investors, Inc., as General Partner

By: ____________________
Name:
Title:

REGISTRAR AND TRANSFER COMPANY

By: [signature]
Name: Thomas L Montano
Title: President

AMENDMENT NO. 2

TO

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

AMERICAN REAL ESTATE PARTNERS, L.P.
(a Delaware limited partnership)

AMENDMENT NO. 2 ("Amendment No. 2") to the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of American Real Estate Partners, L.P. (the "Partnership"), dated as of August 16, 1996, by and among American Property Investors, Inc., a Delaware corporation, as general partner (the "General Partner"), and all other persons and entities who are or shall in the future become limited partners (the "Limited Partners") of the Partnership. Except as otherwise indicated, all capitalized terms used herein have the meaning ascribed to such terms in the Partnership Agreement.

WITNESSETH:

WHEREAS, the Partnership desires to amend its business purposes to permit it to invest in securities not necessarily related to real estate; and

WHEREAS, the Partnership has obtained the written consent of High Coast Limited Partnership, as beneficial holder of more than 50% of the outstanding depositary units representing limited partner interests in the Partnership (the "Depositary Units").

NOW, THEREFORE, the parties hereby agree as follows:

1. Section 3.01 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

"3.01. Purposes and Business.

The purposes of the Partnership shall be (a) to directly or indirectly invest in, acquire, own, hold, manage, operate, sell, exchange and otherwise dispose of interests in real estate (including without limitation, a limited partner interest in the Operating Partnership) and securities of any type and description now or hereafter in existence, whether or not related to interests in real estate, and (b) to enter into any lawful transaction and engage in any lawful activities related or incidental thereto or in furtherance of the foregoing purposes (including, without limitation, any transaction or activity outside the normal scope of the Partnership's business), provided that the Partnership will conduct its activities so as not to be considered an investment company under the Investment Company Act of 1940, as amended."

2. Except as expressly amended hereby, all other provisions of the Partnership Agreement shall continue in full force and effect.

3. This Amendment No. 2 shall become effective as of the date hereof upon its execution by all parties hereto.

IN WITNESS WHEREOF, the undersigned have evidenced their adoption and ratification of the foregoing Amendment No. 2 to the Partnership Agreement of the Partnership and have duly executed this Amendment No. 2, or have caused this Amendment No. 2 to be duly executed on their behalf, as of the day and year first hereinabove set forth.

General Partner:

AMERICAN PROPERTY INVESTORS, INC.

By: /s/John P. Saldarelli
Name: John P. Saldarelli
Title: Vice President

Limited Partners:

By: American Property Investors, Inc.
(attorney-in-fact)

By: /s/John P. Saldarelli
Name: John P. Saldarelli
Title: Vice President

[LETTERHEAD OF AMERICAN REAL ESTATE PARTNERS, L.P.]

Contact: John P. Saldarelli
Secretary and Treasurer
914-242-7700

FOR IMMEDIATE RELEASE

AMERICAN REAL ESTATE PARTNERS, L.P. ANNOUNCES THAT ITS MAJORITY UNITHOLDER HAS CONSENTED TO THE AMENDMENT TO ITS PARTNERSHIP AGREEMENT TO PERMIT AREP TO MAKE NON-REAL ESTATE INVESTMENTS.

MT. KISCO, NEW YORK -- August 16, 1996 -- American Real Estate Partners, L.P. (NYSE:ACP) ("AREP") today announced that High Coast Limited Partnership, a Delaware limited partnership ("High Coast") controlled by Mr. Carl C. Icahn, the Chairman of the Board of the General Partner of AREP, has consented to an amendment to AREP's partnership agreement to permit AREP to make non-real estate investments. High Coast beneficially owns approximately 50.6% of AREP's depositary units representing limited partner interests.

As previously announced, the amendment will permit AREP to invest in securities issued by companies that are not necessarily engaged as one of their primary activities in the ownership, development or management of real estate and to further diversify its portfolio, while remaining in the real estate business.

American Real Estate Partners, L.P. is a master limited partnership primarily engaged in acquiring and managing real estate, with the primary focus on office, retail, industrial, hotel and residential properties.

EXHIBIT 3.8

AMENDMENT NO. 3
TO
AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AMERICAN REAL ESTATE PARTNERS, L.P.
(A Delaware Limited Partnership)

Amendment No. 3 (the, "Amendment") dated May 9, 2002 to the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of American Real Estate Partners, L.P. (the "Partnership"), dated as of May 12, 1987, by and among American Property Investors, Inc., a Delaware corporation, as general partner (the "General Partner"), and all other persons and entities who are or shall in the future become limited partners (the "Limited Partners") of the Partnership. Except as otherwise indicated, all capitalized terms used herein have the meaning ascribed to such terms in the Partnership Agreement.

WITNESSETH:

WHEREAS, the Partnership desires to amend the Partnership Agreement to include the applicability of the New Jersey Casino Control Act;

NOW, THEREFORE, the parties hereby agree as follows:

1. The Partnership Agreement is hereby amended to add the following Section 16.16;

"16.16. *New Jersey Casino Control Act*

This Agreement will be deemed to include all provisions required by the New Jersey Casino Control Act and the regulations thereunder and to the extent that anything contained in this Agreement is inconsistent with the Casino Control Act, the provisions of the Casino Control act shall govern. All provisions of the Casino Control Act, to the extent required by law, to be included in this Agreement, or incorporated herein by references are fully stated in this Agreement.

Any securities of the Partnership are held, subject to the condition that if a holder thereof is found to be disqualified by the Casino Control Commission pursuant to the provisions of the Casino Control Act, such holder shall dispose of his interest in the Partnership in accordance with the Casino Control Act."

2. Except as expressly amended hereby, all other provisions of the Partnership Agreement shall continue in full force and effect.

3. This Amendment shall become effective as of the date hereof upon its execution by all parties hereto.

IN WITNESS WHEREOF, the undersigned have evidenced their adoption and ratification of the foregoing Amendment to the Partnership Agreement and have duly executed this Amendment or have caused this Amendment to be duly executed on their behalf, as of the 9th day of May, 2002.

General Partner
AMERICAN PROPERTY INVESTORS INC.

By: /s/ JOHN P. SALDARELLI
Name: John P. Saldarelli
Title: Vice President

Limited Partners
By: AMERICAN PROPERTY INVESTORS, INC.
(Attorney-in-Fact)

By: /s/ JOHN P. SALDARELLI
Name: John P. Saldarelli
Title: Vice President

[Signature Page to Amendment No. 3 of the Amended and Restated Agreement of Limited Partnership of American Real Estate Partners, L.P.]

AMENDMENT NO. 4
TO
AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AMERICAN REAL ESTATE PARTNERS, L.P.
(A DELAWARE LIMITED PARTNERSHIP)

AMENDMENT NO. 4 ("Amendment No. 4") to the Amended and Restated Limited Partnership Agreement of American Real Estate Partners, L.P., dated as of June 29, 2005, by and among American Property Investors, Inc., a Delaware corporation, as general partner (the "General Partner"), and all other persons and entities who are or shall in the future become limited partners (the "Limited Partners") of the Partnership. Except as otherwise indicated, all capitalized terms used herein have the meaning ascribed to them in the Partnership Agreement.

WITNESSETH:

WHEREAS, the Partnership desires to amend certain sections of its amended and restated Partnership Agreement; and

WHEREAS, the Partnership has obtained the written consent of holders of more than 50% of the outstanding depositary units representing limited partner interests in the Partnership (the "Depositary Units");

NOW, THEREFORE, the parties hereby agree as follows:

1. Article I of the Partnership Agreement is hereby amended to include the following additional definitions:

Nevada Gaming Authority: The governmental, regulatory and administrative authorities, agencies, boards and officials responsible for or involved in the regulation of gaming or gaming activities in any jurisdiction within the State of Nevada, including specifically, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas.

Nevada Gaming Laws: Those laws pursuant to which any Nevada Gaming Authority possesses regulatory, licensing or permit authority over gaming within the State of Nevada, including, without limitation, the Nevada Gaming Control Act, as codified in NRS Chapter 463, the regulations of the Nevada Gaming Commission promulgated thereunder, the Clark County Code, and the Las Vegas Municipal Code.

Record Date: The date established by the General Partner, in its discretion, for determining the identity of Record Holders for any purpose, including, without limitation, Record Holders entitled to (a) receive any distribution pursuant to Article V, (b) receive or participate in any distribution, subdivision or combination pursuant to Section 4.06, (c) receive notice of or to vote at any meeting of Record Holders or to consent to any action, (d) participate in any offer, (e) exercise rights in respect of any other lawful action of Record Holders, or (f) receive any report pursuant to Section 8.04.

2. Section 3.01 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

> 3.01. *Purposes and Business*. The purposes of and the nature of the business to be conducted by the Partnership shall be (a) to serve as a partner of the Operating Partnership and, in connection therewith, to exercise all the rights and powers conferred upon the Partnership as a partner of the Operating Partnership pursuant to the OLP Partnership Agreement or otherwise and (b) to engage, directly or indirectly, in any other business or activity that is approved by the General Partner which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act. The General Partner has no obligation or duty to the Partnership, the Record Holders or any Substitute Partner to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

3. Section 4.05(c) of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

> (c) The General Partner or any Affiliate of the General Partner may, but shall not be obligated to, make contributions to the Partnership in exchange for Units, provided that the number of Units issued in exchange for any such contribution shall not exceed the Agreed Value of the contribution reduced by any indebtedness either assumed by the Partnership upon such contribution or to which such property is subject when contributed, divided by the average closing Unit Price for the twenty (20) trading days immediately preceding such contribution; provided, further, that the foregoing proviso shall not apply to any issuance of Units to the General Partner or any Affiliate of the General Partner that is, or has previously been, authorized or approved by the Audit Committee.

4. The Partnership Agreement is hereby amended to include a new Section 4.13 to read in its entirety as follows:

> 4.13 *Nevada Gaming Law Dispositions*. Notwithstanding anything in this Partnership Agreement to the contrary, if any Nevada Gaming Authority requires that a Limited Partner be licensed, qualified or found suitable under any applicable Nevada Gaming Law and such Limited Partner:
>
> (a) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Nevada Gaming Authority) (the "Filing Date") after being requested to do so by the Nevada Gaming Authority; or
>
> (b) is denied such license or qualification or not found suitable;
>
> then, the General Partner shall have the right, exercisable in its sole and absolute discretion,

(1) to require each such Limited Partner to, subject to Article X, dispose of its Partnership Interest within 30 days (or such earlier date as may be required by the applicable Nevada Gaming Authority) of the occurrence of the event described in clause (a) or (b) above, or

(2) to redeem the Partnership Interest of such Limited Partner, on behalf of and for the account of the Partnership, at a redemption price (the "Redemption Price") equal to the lowest of:

(i) the market price for such Partnership Interest on the Filing Date which, in the case of a Depositary Unit, shall be the Unit Price;

(ii) the price at which such Limited Partner acquired the Partnership Interest; and

(iii) such other lesser amount as may be required by any Nevada Gaming Authority.

Immediately upon a determination by a Nevada Gaming Authority that a Limited Partner will not be licensed, qualified or found suitable and must dispose of its Partnership Interest, the Limited Partner will, to the extent required by applicable Nevada Gaming Laws, have no further right:

(a) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any rights to which Limited Partners or Record Holders are entitled under the Delaware Act or this Partnership Agreement; or

(b) to receive any distributions made by the Partnership, except the Redemption Price.

5. Section 5.03 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

5.03. *Distributions*.

(a) Subject to Section 17-607 of the Delaware Code and except as provided in Sections 5.03(b), the General Partner, in its sole and absolute discretion, may make such distributions from the Partnership Assets or otherwise as it deems appropriate in its sole discretion, quarterly, annually or at any other time. Any such distributions shall be distributed to the General Partner and the Record Holders in accordance with their respective Percentage Interests.

Each distribution pursuant hereto shall be paid by the Partnership only to the Record Holders (as of the Record Date set forth for such distribution) and to the General Partner. Such payment shall constitute full payment and satisfaction of the Partnership's liability

in respect of the applicable distribution (and the Partnership shall have no liability to any other Person by reason of an assignment of a Depositary Unit or otherwise).

(b) The General Partner shall convert all non-cash assets of the Partnership to cash before any distribution upon liquidation or dissolution of the Partnership. Distribution of proceeds on liquidation or dissolution of the Partnership, and any other remaining assets of the Partnership to be distributed to the General Partner and the Record Holders in connection with the dissolution and liquidation of the Partnership pursuant to Article XIII, shall be made as follows:

(i) first, to the payment of any debts and liabilities of the Partnership which shall then be due and payable;

(ii) next, to the establishment of such reserves as the General Partner deems reasonably necessary to provide for any future, contingent or unforeseen liabilities or obligations of the Partnership; and

(iii) next, pro rata in accordance with and to the extent of the positive balances in the General Partner's and Record Holders' respective Capital Accounts.

(c) At the General Partner's election, exercisable in its sole and absolute discretion, each quarterly distribution made pursuant to Section 5.03(a) hereof may be allocated monthly among the General Partner and the Record Holders of record as of the last day of each month during the quarter in respect of which such quarterly distribution is made; *provided*, *however*, that no such allocation shall be made unless the General Partner concludes, in its sole and absolute discretion, that such monthly allocation convention does not result in a material adverse effect to the Record Holders, taken as a whole. For all purposes of this Agreement, any Partner's allocable share of the aggregate amount withheld from any distribution hereunder in respect of state income taxes paid or payable by the Partnership on behalf of such Partner shall be treated as having been distributed to such Partner.

6. Section 6.18(c)(iii) of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

(iii) Neither it nor its affiliates shall cause the Partnership (in the event that the Act is amended to permit partnerships to engage in short form merger transactions), or any successor entity of the Partnership, whether in its current form as a limited partnership or as converted to or succeeded by a corporation or other form of business association, to effect a merger or other business combination (in the event that such short-form merger statute applies to other business combinations) of the Partnership or such successor, in each case pursuant to Section 253 of the General Corporation Law of Delaware, or any successor statute, or any similar short-form merger statute under the laws of Delaware or any other jurisdiction. For the avoidance of doubt, the Section 6.18(c)(iii) shall only apply to a merger pursuant to Section 253 of the General Corporation Law of Delaware,

or any successor statute, or any similar short-form merger statute under the laws of Delaware nor any other jurisdiction, and this Section 6.18(c)(iii) shall not apply to any other merger or business combination transaction. No amendment to this Section 6.18(c)(iii) shall be permitted without a unanimous vote of the Record Holders, unless such amendment has been approved by the Audit Committee in which event only the vote of a Majority Interest shall be required for approval of such amendment.

7. Except as expressly amended hereby, all other provisions of the Partnership Agreement, as heretofore amended, shall continue in full force and effect.

8. This Amendment No. 4 shall become effective as of the date hereof upon its execution by all parties hereto.

IN WITNESS WHEREOF, the undersigned have evidenced their adoption and ratification of the foregoing Amendment to the Partnership Agreement and have duly executed this Amendment to be duly executed on their behalf, as of the day and year first set forth above.

General Partner
AMERICAN PROPERTY INVESTORS, INC.

By: ______________________
Name: John P. Saldarelli
Title: Vice President

Limited Partners
By: AMERICAN PROPERTY INVESTORS, INC., (attorney-in-fact)

By: ______________________
Name: John P. Saldarelli
Title: Vice President

[Signature Page to Amendment No. 4 of the Amended and Restated Agreement of Limited Partnership of American Real Estate Partners, L.P.]